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                          Exhibit 2.1
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                  AGREEMENT AND PLAN OF MERGER

                             between

                 MERCANTILE BANCORPORATION INC.,
                     a Missouri corporation

                               and

                         AMERIBANC, INC.
               a Missouri corporation, as Buyers,

                               and

             FIRST FINANCIAL CORPORATION OF AMERICA,
                a Missouri corporation, as Seller

                       Dated July 9, 1996


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
                                     TABLE OF CONTENTS
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ARTICLE I
             THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.01.   The Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.02.   Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.03.   Effective Time. . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.04.   Additional Actions. . . . . . . . . . . . . . . . . . . . . . . . 2
     1.05.   Articles of Incorporation and Bylaws. . . . . . . . . . . . . . . 2
     1.06.   Boards of Directors and Officers. . . . . . . . . . . . . . . . . 2
     1.07.   Conversion of Securities. . . . . . . . . . . . . . . . . . . . . 2
     1.08.   Conversion Election Procedures. . . . . . . . . . . . . . . . . . 3
     1.09.   Exchange Procedures . . . . . . . . . . . . . . . . . . . . . . . 8
     1.10.   Dissenting Shares . . . . . . . . . . . . . . . . . . . . . . . . 9
     1.11.   No Fractional Shares. . . . . . . . . . . . . . . . . . . . . . . 9
     1.12.   Closing of Stock Transfer Books . . . . . . . . . . . . . . . . .10
     1.13.   Anti-Dilution and Business Combination Adjustments. . . . . . . .11
     1.14.   Reservation of Right to Revise Transaction. . . . . . . . . . . .12
     1.15.   Material Adverse Effect . . . . . . . . . . . . . . . . . . . . .12

ARTICLE II
             REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER . . . . . . .12
     2.01.   Organization and Authority. . . . . . . . . . . . . . . . . . . .12
     2.02.   Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . .13
     2.03.   Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . .13
     2.04.   Authorization . . . . . . . . . . . . . . . . . . . . . . . . . .13
     2.05.   Seller Financial Statements.. . . . . . . . . . . . . . . . . . .15
     2.06.   Seller Reports. . . . . . . . . . . . . . . . . . . . . . . . . .15
     2.07.   Title to and Condition of Assets. . . . . . . . . . . . . . . . .16
     2.08.   Real Property . . . . . . . . . . . . . . . . . . . . . . . . . .16
     2.09.   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     2.10.   Material Adverse Effect . . . . . . . . . . . . . . . . . . . . .17
     2.11.   Loans, Commitments and Contracts. . . . . . . . . . . . . . . . .18
     2.12.   Absence of Defaults . . . . . . . . . . . . . . . . . . . . . . .20
     2.13.   Litigation and Other Proceedings. . . . . . . . . . . . . . . . .20
     2.14.   Directors' and Officers' Insurance. . . . . . . . . . . . . . . .21
     2.15.   Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . .21
     2.16.   Labor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
     2.17.   Material Interests of Certain Persons . . . . . . . . . . . . . .22
     2.18.   Allowance for Loan and Lease Losses; Non-Performing Assets. . . .23
     2.19.   Employee Benefit Plans. . . . . . . . . . . . . . . . . . . . . .23
     2.20.   Conduct of Seller to Date . . . . . . . . . . . . . . . . . . . .25
     2.21.   Absence of Undisclosed Liabilities. . . . . . . . . . . . . . . .25
     2.22.   Proxy Statement, Etc. . . . . . . . . . . . . . . . . . . . . . .26
     2.23.   Registration Obligations. . . . . . . . . . . . . . . . . . . . .26
     2.24.   Tax and Regulatory Matters. . . . . . . . . . . . . . . . . . . .26

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     2.25.   Brokers and Finders . . . . . . . . . . . . . . . . . . . . . . .26
     2.26.   Interest Rate Risk Management Instruments . . . . . . . . . . . .27
     2.27.   Accuracy of Information . . . . . . . . . . . . . . . . . . . . .27

ARTICLE III
             REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYERS . . . . . . .27
     3.01.   Organization and Authority. . . . . . . . . . . . . . . . . . . .27
     3.02.   Capitalization of Mercantile. . . . . . . . . . . . . . . . . . .28
     3.03.   Authorization . . . . . . . . . . . . . . . . . . . . . . . . . .28
     3.04.   Mercantile Financial Statements . . . . . . . . . . . . . . . . .29
     3.05.   Mercantile Reports. . . . . . . . . . . . . . . . . . . . . . . .29
     3.06.   Material Adverse Effect . . . . . . . . . . . . . . . . . . . . .30
     3.07.   Legal Proceedings or Other Adverse Facts. . . . . . . . . . . . .30
     3.08.   Registration Statement, Etc.. . . . . . . . . . . . . . . . . . .30
     3.09.   Brokers and Finders . . . . . . . . . . . . . . . . . . . . . . .30
     3.10.   Accuracy of Information . . . . . . . . . . . . . . . . . . . . .30

ARTICLE IV
             CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME . . . . . . . .31
     4.01.   Conduct of Businesses Prior to the Effective Time . . . . . . . .31
     4.02.   Forbearances of Seller. . . . . . . . . . . . . . . . . . . . . .31
     4.03.   Forbearances of Buyers. . . . . . . . . . . . . . . . . . . . . .34

ARTICLE V
             ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . .34
     5.01.   Access and Information. . . . . . . . . . . . . . . . . . . . . .34
     5.02.   Registration Statement; Regulatory Matters. . . . . . . . . . . .34
     5.03.   Shareholder Approval. . . . . . . . . . . . . . . . . . . . . . .35
     5.04.   Current Information . . . . . . . . . . . . . . . . . . . . . . .35
     5.05    Conforming Entries. . . . . . . . . . . . . . . . . . . . . . . .36
     5.06    Environmental Reports . . . . . . . . . . . . . . . . . . . . . .37
     5.07.   Agreements of Affiliates. . . . . . . . . . . . . . . . . . . . .37
     5.08.   Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
     5.09.   Miscellaneous Agreements. . . . . . . . . . . . . . . . . . . . .38
     5.10.   Employee Agreements and Benefits. . . . . . . . . . . . . . . . .38
     5.11.   Press Releases. . . . . . . . . . . . . . . . . . . . . . . . . .39
     5.12.   State Takeover Statutes . . . . . . . . . . . . . . . . . . . . .39
     5.13.   Directors' and Officers' Indemnification. . . . . . . . . . . . .39
     5.14.   Tax Opinion Certificates. . . . . . . . . . . . . . . . . . . . .40

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ARTICLE VI
             CONDITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .40
     6.01.   Conditions to Each Party's Obligation to Effect the Merger. . . .40
     6.02.   Conditions to Obligations of Seller to Effect the Merger. . . . .41
     6.03.   Conditions to Obligations of Buyers to Effect the Merger. . . . .42

ARTICLE VII
             TERMINATION, AMENDMENT AND WAIVER . . . . . . . . . . . . . . . .43
     7.01.   Termination . . . . . . . . . . . . . . . . . . . . . . . . . . .43
     7.02.   Effect of Termination . . . . . . . . . . . . . . . . . . . . . .43
     7.03.   Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
     7.04.   Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .44

ARTICLE VIII
             GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . .44
     8.01.   Non-Survival of Representations, Warranties and Agreements. . . .44
     8.02.   Indemnification . . . . . . . . . . . . . . . . . . . . . . . . .44
     8.03.   No Assignment; Successors and Assigns . . . . . . . . . . . . . .44
     8.04.   No Implied Waiver . . . . . . . . . . . . . . . . . . . . . . . .45
     8.05.   Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . .45
     8.06.   Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . .45
     8.07.   Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . .45
     8.08.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .45
     8.09.   Severability. . . . . . . . . . . . . . . . . . . . . . . . . . .46


LIST OF EXHIBITS

Exhibit A    Shareholder Tax Certificate
Exhibit B    Form of Affiliate Agreement
Exhibit C    Officer/Director Tax Certificate
Exhibit D    Form of Opinion of Counsel of Mercantile
Exhibit E    Form of Opinion of Counsel of Seller


LIST OF SCHEDULES

Schedule 2.01      Articles/Bylaws/Lists of Shareholders
Schedule 2.02      Subsidiaries/Equity Securities
Schedule 2.05(a)   Financial Statements
Schedule 2.06      Seller Reports
Schedule 2.08(a)   Owned Real Property/Leased Real Property
Schedule 2.09      Taxes
Schedule 2.11(a)   Deposits/Commitments
Schedule 2.11(b)   Contracts
Schedule 2.11(c)   Insurance
Schedule 2.11(f)   Loans
Schedule 2.13      Litigation

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Schedule 2.15(c)   Compliance With Laws
Schedule 2.18(c)   Real Estate Acquired through Foreclosure and Repossession
Schedule 2.19(a)   Employee Benefit Plans
Schedule 2.19(d)   Employee Benefit Plans
Schedule 2.21(a)   Absence of Undisclosed Liabilities
Schedule 2.26(a)   Interest Rate Risk Management Instruments
Schedule 5.07      Affiliates


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                AGREEMENT AND PLAN OF MERGER
                ----------------------------


          This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into on July 9, 1996, by and among MERCANTILE BANCORPORATION INC., a Missouri corporation ("Mercantile"), AMERIBANC, INC., a Missouri corporation ("Merger Sub" and, collectively with Mercantile, the "Buyers"), and FIRST FINANCIAL CORPORATION OF AMERICA, a Missouri corporation ("Seller").

                    W I T N E S S E T H
                    -------------------

          WHEREAS, Mercantile is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the
"BHCA"); and

          WHEREAS, Merger Sub is a wholly owned subsidiary of Mercantile and is a registered bank holding company under the BHCA; and

          WHEREAS, Seller is a registered bank holding company under the BHCA; and

          WHEREAS, the respective Boards of Directors of Seller and Merger Sub and the Executive Committee of the Board of Directors of Mercantile have approved the merger (the "Merger") of Seller with and into Merger Sub pursuant to the terms and subject to the conditions of this Agreement; and

          WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement.

          NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                           ARTICLE I
                           ---------

                           THE MERGER

          1.01.    The Merger.  Subject to the terms and
                   ----------
conditions of this Agreement, Seller shall be merged with and into Merger Sub in accordance with Chapter 351 of the Missouri Revised Statutes (the "Missouri Statute"), and the separate corporate existence of Seller shall cease. Merger Sub shall be the surviving corporation of the Merger (sometimes referred to herein as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Missouri.

          1.02.    Closing.  The closing (the "Closing") of
                   -------
the Merger shall take place at 10:00 a.m., local time, on the date that the Effective Time (as defined in Section 1.03) occurs (the
"Closing Date"), or at such other time, and at such place, as Buyers and Seller shall agree.

          1.03.    Effective Time.  The Merger shall become
                   --------------
effective (the "Effective Time") upon the issuance of the certifi-cate of merger by the Office of the Secretary of State of the State of Missouri. Unless otherwise mutually agreed in writing by Buyers and Seller, subject to the terms and conditions of this Agreement, the Effective Time shall occur on such date as Buyers shall notify Seller in writing

(such notice to be at least five business days in advance of the Effective Time) but (i) not earlier than the satisfaction of all conditions set forth in Section 6.01(a) and 6.01(b) (the "Approval Date") and (ii) not later than the first business day of the first full calendar month commencing after the Approval Date.

          1.04.    Additional Actions.  If, at any time after
                   ------------------
the Effective Time, Buyers or the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, all right, title or interest in, to or under any of the rights, properties or assets of Seller or Merger Sub or (b) otherwise carry out the purposes of this Agreement, Seller and Merger Sub and each of their respective officers and directors, shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances and to do all acts necessary or desirable to vest, perfect or confirm title and possession to such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of Seller or otherwise to take any and all such action.

          1.05.    Articles of Incorporation and Bylaws.  The
                   ------------------------------------
Articles of Incorporation and Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation following the Merger, until otherwise amended or repealed.

          1.06.    Boards of Directors and Officers.  At the
                   --------------------------------
Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation following the Merger, and such directors and officers shall hold office in accordance with the Surviving Corporation's Bylaws and applicable law.

          1.07.    Conversion of Securities.  At the Effective
                   ------------------------
Time, by virtue of the Merger and without any action on the part of Buyers, Seller or the holder of any of the following securities:

              (a) Each share of the common stock, $1.00 par value, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger and shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation; and

              (b) Subject to Sections 1.08(f), 1.11, and 1.13 hereof, each share of common stock, $0.10 par value of Seller ("Seller Common Stock") issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and become one of the following:

                   (i)   the right to receive an amount in cash
              (the "Cash Distribution") equal to $194.73;

                   (ii)  the right to receive 4.2963 shares of
              Mercantile common stock, $5.00 par value, and the associated "Rights" under the "Rights Agreement," as those terms are defined in Section 3.02 hereof (collectively, "Mercantile Common Stock") (the "Stock Distribution"); or

                   (iii) the right to receive an amount in
              cash equal to $42.26 and 3.364 shares of Mercantile
              Common Stock (the "Combined Distribution");

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as the holder thereof shall elect or be deemed to have elected pursuant to Section 1.08 of this Agreement (the aggregate of the Cash Distributions, the Stock Distributions and the Combined Distributions payable and/or issuable pursuant to this Agreement at the Effective Time is sometimes hereinafter referred to as the "Merger Consideration"). Shares of Seller Common Stock held by Seller or any of its wholly owned "Subsidiaries" (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")), or by Buyers or any of their wholly owned Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be cancelled and shall not be exchanged after the Effective Time for the Merger Consideration. In addition, no Dissenting Shares (as defined in Section 1.10 of this Agreement) shall be converted pursuant to this Section 1.07. Dissenting Shares instead shall be treated in accordance with the procedures set forth in Section 1.10 of this Agreement.

          1.08.    Conversion Election Procedures.
                   ------------------------------

              (a)  Concurrently with the mailing to the
          shareholders of Seller of the "Proxy Statement" (as defined in Section 2.22 of this Agreement), including the prospectus contained in the "Registration Statement" (also as defined in Section 2.22 of this Agreement), Buyers shall cause the "Exchange Agent" (as defined in this Section 1.08(a) below) to mail to each holder of record of Seller Common Stock a form of election (an "Election Form") on which such holder shall make the election as provided for in Section 1.08(b) of this Agreement. Each Election Form provided to a holder of 1% or more of the Seller Common Stock shall incorporate a certification substantially in the form of Exhibit A
                                                     ---------
          hereto (the "Certification"). From the time of mailing of the Proxy Statement until the Election Deadline (as defined in Section 1.08(c) below), Buyers shall cause an Election Form and other appropriate materials for the purpose of making the election provided for in Section 1.08(b) of this Agreement to be sent to each holder of Seller Common Stock who Seller advises Buyers has become a holder of Seller Common Stock after the record date of the special meeting of shareholders of the Seller called to vote upon this Agreement and the Merger. "Exchange Agent" shall mean KeyCorp Shareholder Services, Inc., or such other bank or trust company or affiliate thereof selected by Buyers and reasonably acceptable to Seller to effect the exchange of certificates formerly representing shares of Seller Common Stock (the "Certificates") for the Merger Consideration.

              (b) Each Election Form shall specify the type(s) and amounts of each such type of Merger Consideration receivable by the holders of Seller Common Stock in the Cash Distribution, the Stock Distribution and the Combined Distribution and shall permit each such holder to elect to receive, as provided in Section 1.07(b) of this Agreement, (i) the Cash Distribution (in which case, such holder's shares of Seller Common Stock shall be deemed to be and shall be referred to herein as "Cash Election Shares"), (ii) the Stock Distribution (in which case, such holder's shares of Seller Common Stock shall be deemed to be and shall be referred to herein as "Stock Election Shares"), or (iii) the Combined Distribution (in which case, such holder's shares of Seller Common Stock shall be deemed to be and shall be referred to herein as "Combined Election Shares").

              (c) Any shares of Seller Common Stock with respect to which the holder thereof shall not, as of the "Election Deadline" (as defined in this Section 1.08(c) below), have made an election to receive either the Cash Distribution, the Stock Distribution or the Combined Distribution (such holder's shares being deemed to be and shall be referred to herein as "No Election Shares") by submitting to the Exchange Agent an effective, properly completed Election Form shall be deemed to be Cash Election Shares, except as set forth in Section 1.08(f) of this Agreement. Any holder of 1% or more of the Seller Common Stock (determined as of the Closing Date) that shall not, on or before the Election Deadline, have delivered to the Exchange Agent a properly executed Certification (or such other representations as Thompson Coburn, in its sole discretion, shall deem acceptable) shall be deemed to have made a timely election to receive the Cash Distribution, and all shares of Seller Common Stock held by such holder shall be deemed to be Cash Election Shares for all purposes of this Agreement, including Section 1.08(f) hereof. For purposes of the previous sentence, the parties to this Agreement acknowledge that a holder of Seller Common Stock who acquires shares of Seller Common Stock sufficient to become a holder of 1% or more of such shares after the Election Deadline may be precluded from receiving the Stock Distribution or the Combined Distribution if such holder has not delivered a properly executed
          Certification to the Exchange Agent prior to the Election Deadline. "Election Deadline" shall mean 3:00 P.M., local time, on the date of the special meeting of shareholders of the Seller called to vote upon this Agreement and the Merger.

              (d)  For purposes of Section 1.08(f) of this
          Agreement, any Dissenting Shares shall be deemed to be Cash Election Shares; provided, however, that such Dissenting Shares shall in all cases be payable in cash and shall not be subject to pro rata reduction, if required, of the Cash Distribution payable in conversion of the other Cash Election Shares as set forth in Section 1.08(f) of this Agreement.

              (e) Any election for purposes of Section 1.08(b) of this Agreement shall be effective only if the Exchange Agent shall have received the properly completed Election Form by the Election Deadline. Any Election Form may be revoked or changed by the person submitting such Election Form or any other person to whom the shares that are the subject of the Election Form are subsequently transferred. Such revocation or change shall be effected by written notice by such person to the Exchange Agent; provided such notice is received by the Exchange Agent at or prior to the Election Deadline. All Election Forms shall be deemed to be revoked if the Exchange Agent is notified in writing by either Buyers or Seller that this Agreement has been terminated in accordance with its terms. The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received or whether any such election, modification or revocation is effective, consistent with the duty of the Exchange Agent to give effect to such elections, modifications or revocations to the maximum extent possible.

              (f)  As soon as practicable after the Election
          Deadline, Buyers shall cause the Exchange Agent to allocate among the holders of Seller Common Stock the rights to receive the Cash Distribution, the Stock
          Distribution or the Combined Distribution pursuant to the Merger after the Effective Time as follows:

                   (i)   If the number of shares of Mercantile
              Common Stock issuable in respect of the Stock
              Election Shares and the Combined Election Shares is less than the "Stock Conversion Number" (as hereinafter defined), then

                             (A)   all of the Stock Election
                   Shares shall be converted into the right to receive the Stock Distribution, and

                             (B)   all of the Cash Election Shares
                   and the Combined Election Shares shall be converted into the right to receive the Cash Distribution or the Combined Distribution, respectively; provided, however, that if the number of shares of Mercantile Common Stock issuable to all holders of Stock Election Shares and Combined Election Shares is insufficient in the reasonable judgment of Thompson Coburn to allow it to render the opinion required by Section 6.01(e) of this Agreement, then, Thompson Coburn shall notify the Exchange Agent as soon as practicable on or after the Closing Date as to the number of additional shares of Mercantile Common Stock that will be required to be issued in the Merger in order to allow Thompson Coburn to render such opinion in its reasonable judgment. Upon receipt of such notice from Thompson Coburn, the Exchange Agent shall:

                                   (1) first, reallocate the
                         Merger Consideration payable to each
                         holder of No Election Shares pro rata
                         (based upon the number of No Election
                         Shares owned by such holder as compared
                         with the total number of No Election
                         Shares owned by all holders) such that
                         the holders of No Election Shares will
                         receive the number of shares of
                         Mercantile Common Stock which in the
                         aggregate will equal the number of shares of Mercantile Common Stock set forth in Thompson Coburn's notice to the Exchange Agent and such holders will receive the balance of the Merger Consideration, if any, to which each such holder is entitled to receive pursuant to the Merger (determined by (x) computing the value of the Merger Consideration to which each such holder is entitled to receive pursuant to the Merger by multiplying the number of shares of Seller Common Stock owned at the Effective Time by $194.73 per share and
                         (y) subtracting from the amount
                         determined in (x) above the value of the shares of Mercantile Common Stock issued pursuant to this Section 1.08(f)(i)(B)(1) (utilizing a deemed value for such shares of $45.325 per share)) in cash;

                                   (2) if the reallocation set
                         forth in (1) immediately above is not
                         sufficient to allow the issuance of the
                         number of shares of Mercantile Common
                         Stock set forth in Thompson Coburn's
                         notice to the Exchange Agent, then,
                         reallocate the portion of the Merger
                         Consideration payable in shares of
                         Mercantile Common Stock to each holder of Combined Election Shares (based upon the number of Combined Election Shares owned by such holder as compared with the total number of Combined Election Shares owned by all such holders), such that the holders of Combined Election Shares will receive the number of shares of Mercantile Common Stock which in the aggregate will equal the number of shares of Mercantile Common Stock set forth in Thompson Coburn's notice to the Exchange Agent less the shares of Mercantile
                         Common Stock issuable pursuant to (1)
                         immediately above and such holders shall receive the balance of the Merger Consideration, if any, to which each such holder is entitled to receive pursuant to the

                         Merger (determined by (x) computing
                         the value of the Merger Consideration to which each such holder is entitled to receive pursuant to the Merger by multiplying the number of shares of Seller Common Stock owned by such holder at the Effective Time by $194.73 per share and (y) subtracting from the value determined in (x) above the value of the shares of Mercantile Common Stock issued pursuant to Section 1.07(b)(iii) and this
                         Section 1.08(f)(i)(B)(2) (utilizing a
                         deemed value for such shares of $45.325
                         per share)) in cash;

                                   (3) if the reallocations set
                         forth in (1) and (2) immediately above
                         are not sufficient in the aggregate to
                         allow the issuance of the number of
                         shares of Mercantile Common Stock set
                         forth in Thompson Coburn's notice to the Exchange Agent, finally, reallocate the Merger Consideration payable to each holder of Cash Election Shares, other than No Election Shares and Dissenting Shares, pro rata (based upon the number of Cash Election Shares, other than No Election Shares and Dissenting Shares, owned by such holder as compared with the total number of Cash Election Shares, other than No Election Shares and Dissenting Shares, owned by all holders), such that the holders of the Cash Election Shares, other than No Election Shares and Dissenting Shares, will receive the number of shares of Mercantile Common Stock which in the aggregate will equal the number of shares of Mercantile Common Stock set forth in Thompson Coburn's notice to the Exchange Agent less the number of shares of Mercantile Common Stock issuable pursuant to (1) and (2) immediately above and such holders shall receive the balance of the Merger Consideration, if any, to which each such holder is entitled to receive pursuant to the Merger (determined by (x) computing the value of the Merger Consideration to which each such holder is entitled to receive pursuant to the Merger by multiplying the number of shares of Seller Common Stock owned by such holder at the Effective Time by $194.73 per share and (y) subtracting from the value determined in (x) above the value of the shares of Mercantile Common Stock issued pursuant to this
                         Section 1.08(f)(i)(B)(3) (utilizing a
                         deemed value for such shares of $45.325
                         per share)) in cash.

                   (ii)  If the number of shares of Mercantile
              Common Stock issuable in respect of the Stock Election Shares and the Combined Election Shares is greater than the Stock Conversion Number, then:

                         (A) all of the Cash Election Shares
                   shall be converted into the right to receive the Cash Distribution;

                         (B) the Exchange Agent shall determine
                   the aggregate number of shares of Mercantile
                   Common Stock issuable pursuant to the Stock
                   Distributions and the Combined Distributions and shall subtract from such number the Stock Conversion Number (the excess is hereinafter referred to as the "Excess Shares"). The Exchange Agent shall thereafter reallocate the Merger Consideration of the holders of the Combined Election Shares and, in the event that such reallocation is insufficient to eliminate the Excess Shares, the Exchange
                   Agent shall also reallocate the Merger
                   Consideration of the holders of the Stock
                   Election Shares as follows:

                             (1)   the Exchange Agent shall first
                         reduce the number of Excess Shares, to
                         zero or otherwise to the extent possible, by reallocating the Merger Consideration to be received by the holders of the Combined Election Shares pursuant to the Merger. The number of shares of Mercantile Common Stock to be received by each such holder pursuant to the Combined Distribution shall be reduced by a number determined by (x) multiplying the number of Excess Shares by (y) the holder's pro rata percentage of the aggregate Combined Election Shares (based upon the number of Combined Election Shares owned by such holder as compared with the total number of Combined Election Shares owned by all holders). In lieu of the issuance of such shares of Mercantile Common Stock, the holders of Combined Election Shares shall receive a cash payment equal to $194.73 for each such share of Seller Common Stock not converted into the right to receive Mercantile Common Stock;

                             (2)   if the reallocation set forth
                         in (1) immediately above does not result in the reduction in the number of Excess Shares to zero, the Exchange Agent shall reduce such number of Excess Shares to zero by reallocating the Merger Consideration to be received by the holders of the Stock Election Shares pursuant to the Merger. The number of shares of Mercantile Common Stock to be received by each such holder pursuant to the Stock Distribution shall be reduced by a number determined by (x) multiplying the number of Excess Shares reduced by the number of shares reallocated pursuant to (1) immediately above by (y) the holder's pro rata percentage of the Stock Election Shares (based upon the number of Stock Election Shares owned by such holder as compared with the total number of Stock Election Shares owned by all holders). In lieu of the issuance of such shares of Mercantile Common Stock, the holders of Stock Election Shares, shall receive a cash payment equal to $194.73 for each such share of Seller Common Stock not converted into the right to receive Mercantile Common Stock.

          The term "Stock Conversion Number" shall mean 258,783 shares of Mercantile Common Stock.

              (g) The computation of Excess Shares, the pro rata computations utilized in the reallocations and the reallocated payments of the Merger Consideration contemplated by Section 1.08(f) of this Agreement shall be made by the Exchange Agent in the reasonable exercise of its discretion.

              (h) Each separate entry on the Seller Shareholder List (as defined in Section 1.12 hereof) shall be presumed to represent a separate and distinct holder of record of Seller Common Stock. Shares held of record by a bank, trust company, broker, dealer or other recognized nominee shall be deemed to be held by a single holder unless the nominee advises the Exchange Agent otherwise in writing. In such case, each of the beneficial owners will be treated as a separate holder and either directly or through such nominee may submit a separate Election Form for shares of Seller Common Stock that are beneficially owned.

              (i) Any provisions of the preceding paragraphs of this Section 1.08 to the contrary notwithstanding, if a holder of Seller Common Stock in two or more different names so certifies in writing on or before the Election Deadline, such shareholder may submit a single Election Form for all such shares subject to the certification and shall be treated for purposes of this Section 1.08 as a single holder.

          1.09.    Exchange Procedures.
                   -------------------

              (a) At the Effective Time, Mercantile shall have granted the Exchange Agent the requisite power and authority to effect for Buyers the issuance of the number of shares of Mercantile Common Stock to be issued in the Merger and the payment of the amount of cash to be paid in the Merger.

              (b) Within 10 days after the Effective Time, the Exchange Agent shall mail or cause to be mailed to holders of record of Certificates , as identified on the Seller Shareholder List, as provided pursuant to Section
          1.12 hereof, letters advising them of the effectiveness of the Merger and instructing them to tender such Certificates to the Exchange Agent, or in lieu thereof, such evidence of lost, stolen or mutilated Certificates and such surety bond or other security as the Exchange Agent may reasonably require (the "Required Documentation").

              (c) Subject to Section 1.12, after the Effective Time, each previous holder of a Certificate that surrenders such Certificate or in lieu thereof, the Required Documentation, to the Exchange Agent, with a properly completed and executed letter of transmittal with respect to such Certificate, shall receive from the Exchange Agent, within 10 business days of the date the Exchange Agent received such holder's Certificate or the Required Documentation, as the case may be, a certificate or certificates representing the stock component of the Merger Consideration and/or a payment representing the cash component of the Merger Consideration.

              (d) Each outstanding Certificate, until duly surrendered to the Exchange Agent, shall be deemed to evidence ownership of the Merger Consideration into which the stock previously represented by such Certificate shall have been converted pursuant to this Agreement.

              (e)  After the Effective Time, holders of
          Certificates shall cease to have rights with respect to the stock previously represented by such Certificates, and their sole rights shall be to exchange such Certificates for the Merger Consideration issuable or payable in the Merger. After the closing of the transfer books as described in Section 1.12 hereof, there shall be no further transfer on the records of Seller of Certificates, and if such Certificates are presented to Seller for transfer, they shall be cancelled against delivery of the Merger Consideration. Neither Buyers nor the Exchange Agent shall be obligated to deliver the Merger Consideration to which any former holder of Seller Common Stock is entitled as a result of the Merger until such holder surrenders the Certificates or furnishes the Required Documentation as provided herein. No interest will be accrued or paid on the cash component of the Merger Consideration. No dividends or distributions declared after the Effective Time (including any redemption by Mercantile of the Rights associated therewith) on the Mercantile Common Stock representing the stock component of the Merger Consideration will be remitted to any person entitled to receive such stock component of the Merger Consideration under this Agreement until such person surrenders the Certificate representing the right to receive such Mercantile Common Stock or furnishes the Required Documentation, at which time such dividends or declarations shall be remitted to such person, without interest and less any taxes that may have been imposed thereon. Certificates surrendered for exchange by an affiliate shall not be exchanged until Buyers have received a written agreement from such affiliate as required pursuant to Section 5.07 hereof. Neither the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of stock represented by any Certificate for any Merger Consideration issuable or payable in the Merger that is paid to a public official pursuant to applicable abandoned property, escheat or similar laws.

          1.10.    Dissenting Shares.
                   -----------------

              (a) "Dissenting Shares" means any shares held by any holder who becomes entitled to payment of the fair value of such shares under Section 351.455 of the Missouri Statute. Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of such law, and Mercantile shall cause the Surviving Corporation to pay such consideration with funds provided by Mercantile.

              (b) Each party hereto shall give the other prompt notice of any written demands for the payment of the fair value of any shares, withdrawals of such demands and any other instruments served pursuant to Section 351.455 of the Missouri Statute received by such party, and Seller shall give Mercantile the opportunity to participate in all negotiations and proceedings with respect to such demands. Seller shall not voluntarily make payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Mercantile, which consent shall not be unreasonably withheld, settle or offer to settle any such demands.

          1.11.    No Fractional Shares.  Notwithstanding any
                   --------------------
other provision of this Agreement, neither certificates nor scrip for fractional shares of Mercantile Common Stock shall be issued in the Merger. Each holder who otherwise would have been entitled to a fraction of a share of Mercantile Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the average of the closing stock price of Mercantile Common Stock on the New York Stock Exchange ("NYSE") Composite Tape as reported in The Wall Street Journal
                                       -----------------------
for the five trading days prior to the date on which this Agreement is executed. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

          1.12.    Closing of Stock Transfer Books.
                   -------------------------------

              (a) The stock transfer books of Seller shall be closed at the end of business on the third business day immediately preceding the Closing Date. In the event of a transfer of ownership of Seller Common Stock which is not registered in the transfer records prior to the closing of such record books, the Merger Consideration issuable or payable with respect to such stock may be delivered to the transferee, if the Certificate or Certificates representing such stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and all applicable stock transfer taxes are paid. Any election which is made as of the Election Deadline with respect to any shares of Seller Common Stock shall be binding upon any subsequent transferee of such shares.

              (b) On the day immediately preceding the Closing Date, Seller shall provide Buyers with a complete and verified list of registered holders of Seller Common Stock based upon its stock transfer books as of the closing of said transfer books, including the names, addresses, Certificate numbers and taxpayer identification numbers of such holders (the "Seller Shareholder List"). Buyers shall be entitled to rely upon the Seller Shareholder List to establish the identity of those persons entitled to receive the Merger Consideration specified in this Agreement, which list shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Buyers shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

          1.13.    Anti-Dilution and Business Combination
                   --------------------------------------
Adjustments.  If, between the date of this Agreement and the
- -----------
Effective Time, a share of Mercantile Common Stock shall be changed into a different number of shares of Mercantile Common Stock or a different class of shares by reason of reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then appropriate and proportion-
ate adjustment or adjustments will be made to the exchange ratio applicable to the Stock Distribution and the Combined Distribution such that each shareholder of Seller shall be entitled to receive such number of shares of Mercantile Common Stock or other securi-
ties as such shareholder would have received pursuant to such reclassification, recapitalization, split-up, combination, exchange of shares or readjustment or as a result of such stock dividend had the record date therefor been immediately following the Effective Time. If, between the date hereof and the Effective Time,
Mercantile shall consolidate with or be merged with or into any other corporation (a "Business Combination") and the terms thereof shall provide that Mercantile Common Stock shall be converted into or exchanged for the shares of any other corporation not controlled by Mercantile, then provision shall be made as part of the terms of such Business Combination so that (i) shareholders of Seller who would be entitled to receive shares of Mercantile Common Stock pursuant to this Agreement shall be entitled to receive, in lieu of each share of Mercantile Common Stock issuable to such shareholders as provided herein, the same kind and amount of securities or assets as shall be distributable upon such Business Combination with respect to one share of Mercantile Common Stock (assuming that such shares of Seller Common Stock had been converted into the
Stock Distribution pursuant to this Agreement), and (ii)
shareholders of Seller who would be entitled to receive cash pursuant to this Agreement shall be entitled to receive an amount of cash per share of Seller Common Stock equal to the greater of: (a) the Cash Distribution amount per share, or (b) the fair market value of the Stock Distribution amount per share as of the close of business on the trading day immediately preceding the effective time of the Business Combination (which shall be determined by multiplying 4.2963 by the closing stock price of Mercantile Common Stock on the NYSE Composite Tape as reported in The Wall Street Journal as of the close of business of the trading
   -----------------------
day immediately preceding the effective time of the Business
Combination).

          1.14.    Reservation of Right to Revise Transaction.
                   ------------------------------------------
Buyers may at any time change the method of effecting the acquisition of Seller by Buyers (including, without limitation, the provisions of this Article I) if and to the extent Buyers deem such change to be desirable, including, without limitation, to provide for (i) a merger of Merger Sub with and into Seller, in which Seller is the Surviving Corporation, or (ii) a merger of Seller directly into Mercantile, in which Mercantile is the Surviving Corporation; provided, however, that no such change shall (A) alter or change the amount or kind of the Merger Consideration to be received by the shareholders of Seller in the Merger, (B) adversely affect the tax treatment to shareholders of Seller, as generally described in Section 6.01(e) hereof, as a result of receiving the stock component of the Merger Consideration, or (C) materially impede or delay receipt of any approvals referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.

          1.15.    Material Adverse Effect.  As used in this
                   -----------------------
Agreement, the term "Material Adverse Effect" with respect to an entity means any condition, event, change or occurrence that has or may reasonably be expected to have a material adverse effect on the condition (financial or otherwise), properties, business or results of operations, of such entity and its Subsidiaries, taken as a whole as reflected in the Seller Financial Statements (as defined in Section 2.05(b)) or the Mercantile Financial Statements (as defined in Section 3.04), as the case may be; it being understood that a Material Adverse Effect shall not include: (i) a change with respect to, or effect on, such entity and its Subsidiaries resulting from a change in law, rule, regulation, generally accepted accounting principles or regulatory accounting principles, including, but not limited to, changes resulting from amendments to or modifications of any law, rule, regulation or policy relating to the bad debt reserve of or deduction taken by thrift institutions, as such would apply to the financial statements of such entity on a consolidated basis; (ii) a change with respect to, or effect on, such entity and its Subsidiaries resulting from any other matter affecting depository institutions generally including, without limitation, changes in general economic conditions and changes in prevailing interest and deposit rates; (iii) any one-time special insurance premium assessed by the Federal Deposit Insurance Corporation ("FDIC") on deposits insured by the Savings Association Insurance Fund ("SAIF"); (iv) in the case of Seller, any financial change resulting from adjustments taken pursuant to Section 5.05 hereof or from reasonable expenses attributable solely to the transactions contemplated hereby; or (v) a change disclosed in the Seller Financial Statements or the Mercantile Financial Statements, as the case may be.


                          ARTICLE II
                          ----------

       REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

          As an inducement to Buyers to enter into and perform their respective obligations under this Agreement, and notwith-standing any examination, inspection, audit or any other investiga-tion made by Buyers, Seller represents and warrants to and covenants with Buyers as follows:

          2.01.    Organization and Authority.  Seller is a
                   --------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Missouri, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so qualified would not have a Material Adverse Effect on Seller. Seller is registered as a bank holding company with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHCA. True and complete copies of the Articles of Incorporation and Bylaws of Seller and the Articles of Association and Bylaws of The First National Bank of Salem ("FNBS"), a bank chartered under the laws of the United States which is a wholly owned subsidiary of Seller, each as in effect on the date of this Agreement, are attached hereto as Schedule
                                                   --------
2.01.  Also attached hereto as Schedule 2.01 are true and
- ----                           -------------
complete lists of the shareholders of each of the Seller and FNBS (including directors' qualifying shares), as of a date not earlier than the fifth business day prior to the date of this Agreement.

          2.02.    Subsidiaries.
                   ------------

              (a)  Schedule 2.02 sets forth, a complete and
                   -------------
          correct list of all of Seller Subsidiaries and all outstanding Equity Securities (as defined in Section 2.03) of each, all of which are owned directly or indirectly by Seller. All of the outstanding shares of capital stock of the Seller Subsidiaries owned directly or indirectly by Seller are validly issued, fully paid and nonassessable and are owned free and clear of any lien, claim, charge, option, encumbrance, agreement, mortgage, pledge, security interest or restriction (a "Lien") with respect thereto. Each of the Seller Subsidiaries is a corporation or bank duly incorporated or organized and validly existing under the laws of its jurisdiction of incorporation or organization, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Each of the Seller Subsidiaries is duly qualified to do business in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it so to be qualified, except where the failure to so qualify would not have a Material Adverse Effect on Seller. Neither Seller nor any Seller Subsidiary owns beneficially, directly or indirectly, any shares of any class of Equity Securities or similar interests of any corporation, bank, business trust, association or organization, or any interest in a partnership or joint venture of any kind, other than those identified as Seller Subsidiaries in Schedule
                                                     --------
          2.02 hereof.
          ----
              (b) FNBS is a commercial bank duly organized, validly existing and in good standing under the laws of the United States. The deposits of FNBS are insured by the Federal Deposit Insurance Corporation (the "FDIC") under the Federal Deposit Insurance Act of 1950, as amended (the "FDI Act").

          2.03.    Capitalization.  The authorized capital
                   --------------
stock of Seller consists of  200,000 shares of Seller Common Stock, of which, as of July 9, 1996, 76,927 shares were issued and outstanding. All of the issued and outstanding shares of Seller Common Stock are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive right of any
shareholder of Seller.   Except as set forth above, there are no
other Equity Securities of Seller outstanding. "Equity Securities" of an issuer means capital stock or other equity securities of such issuer, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other equity securities of such issuer, or contracts, commitments, understandings or arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other equity securities of such issuer, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other equity securities.

          2.04.    Authorization.
                   -------------

              (a) Seller has the corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement by the shareholders of Seller and Regulatory Authorities (as defined in Section 2.06), to carry out its obligations hereunder. The only shareholder vote required for Seller to approve this Agreement is the affirmative vote of the holders of at least two-thirds of the outstanding shares of Seller Common Stock entitled to vote at a meeting called for such purpose. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby in accordance with and subject to the terms of this Agreement have been duly authorized by the Board of Directors of Seller. Subject to the approval of Seller's shareholders and subject to the receipt of such approvals of the Regulatory Authorities as may be required by statute or regulation, this Agreement is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

              (b)  Neither the execution nor delivery nor
          performance by Seller of this Agreement, nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of Seller or any of the Seller Subsidiaries under any of the terms, conditions or provisions of (x) its Articles of Incorporation or Association, as the case may be, charter or Bylaws or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller or any of the Seller Subsidiaries is a party or by which it may be bound, or to which Seller or any of the Seller Subsidiaries or any of the properties or assets of Seller or any of the Seller Subsidiaries may be subject, or (ii) subject to compliance with the statutes and regulations referred to in Section 2.04(c), violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any of the Seller Subsidiaries or any of their respective properties or assets; other than violations, conflicts, breaches, defaults, terminations, accelerations or Liens which would not have a Material Adverse Effect on Seller.

              (c) Other than in connection or in compliance with the provisions of the Missouri Statute, the Securities
          Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), the Securities
          Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHCA, or any required approvals of the Federal Reserve Board or other governmental agencies or governing boards having regulatory authority over Seller or any Seller
          Subsidiary, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Seller of the transactions contemplated by this Agreement.

          2.05.    Seller Financial Statements.
                   ---------------------------

              (a)  Attached hereto as Schedule 2.05(a) are
                                      ----------------
          copies of the following documents:

              (i) Audited consolidated balance sheets of Seller as of December 31, 1995, 1994 and 1993; audited consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995; and all notes and auditor's reports relating thereto;

              (ii) Unaudited consolidated balance sheets of Seller as of June 30, 1996 and 1995 and consolidated statements of income, changes in shareholders' equity and cash flows for the six month periods ended June 30, 1996 and 1995;

              (iii) Form FR Y-6 reports of Seller as of
              December 31, 1995, 1994 and 1993 and all Forms FR Y-6A, FR Y-9LP and FR Y-9C filed with the Federal
              Reserve Board during the period beginning January 1, 1993 and ending on the date hereof; and

              (iv) Consolidated Reports of Condition and Income for FNBS for the fiscal years ended December 31, 1995, 1994 and 1993 and for the three month period ended March 31, 1996.

              (b)  The financial statements referenced in
          Schedule 2.05(a), including those contained in the
          ----------------
          documents described in Section 2.05(a) (iii) and (iv), are referred to collectively as the "Seller Financial Statements." Except as may be otherwise therein disclosed, the Seller Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") or regulatory accounting principles, as the case may be, consistently applied during the periods involved, and present fairly the consolidated financial position of Seller and the Seller Subsidiaries at the dates thereof and the consolidated results of operations, changes in shareholders' equity and cash flows of Seller and the Seller Subsidiaries for the periods stated therein(subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which will be material).

              (c) Seller and the Seller Subsidiaries have each prepared, kept and maintained through the date hereof true, correct and complete financial and other books and records of their affairs which fairly reflect their respective financial conditions, results of operations, changes in shareholders' equity and cash flows.

          2.06.    Seller Reports.  Since January 1, 1993,
                   --------------
each of Seller and the Seller Subsidiaries has timely filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with (i) the SEC (ii) the Federal Reserve Board, (iii) the FDIC, (iv) the Office of the Comptroller of the Currency and (v) any federal, state, municipal or local government, securities, banking, insurance and other governmental or regulatory authority, and the agencies and staffs thereof (the entities in the foregoing clauses
(i) through (v) being referred to herein collectively as the "Regulatory Authorities" and individually as a "Regulatory Authority"), having jurisdiction over the affairs of it. All such material reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Seller Reports." As of each of their respective dates, the Seller Reports complied in all material respects with all the rules and regulations promulgated by the applicable

Regulatory Authority. Except as disclosed in Schedule 2.06, with respect to Seller Reports filed with the Regulatory Authorities, there is no asserted and unresolved violation, criticism or exception by any Regulatory Authority with respect to any report or statement filed by, or any examinations of, Seller or any of the Seller Subsidiaries.

          2.07.    Title to and Condition of Assets.
                   --------------------------------

              (a) Except as may be reflected in the Seller Financial Statements and with the exception of all "Real Property" (which is the subject of Section 2.08 hereof) Seller and the Seller Subsidiaries have, and at the Closing Date will have, good and marketable title to their owned properties and assets, including, without limitation, those reflected in the Seller Financial Statements (except those disposed of in the ordinary course of business since the date thereof), free and clear of any Lien, except for Liens for (i) taxes, assessments or other governmental charges not yet delinquent and (ii) as set forth or described in the Seller Financial Statements or any subsequent Seller Financial Statements delivered to Buyers prior to the Effective Time.

              (b) No material properties or assets that are reflected as owned by Seller or any of the Seller
          Subsidiaries in the Seller Financial Statements as of March 31, 1996 have been sold, leased, transferred, assigned or otherwise disposed of since such date, except in the ordinary course of business.

              (c) All furniture, fixtures, vehicles, machinery and equipment and computer software owned or used by Seller or the Seller Subsidiaries, including any such items leased as a lessee (taken as a whole as to each of the foregoing with no single item deemed to be of material importance) are in good working order and free of known defects, subject only to normal wear and tear. The operation by Seller or the Seller Subsidiaries of such properties and assets is in compliance in all material respects with all applicable laws, ordinances and rules and regulations of any governmental authority having jurisdiction over such use.

          2.08.    Real Property.
                   -------------

              (a) The legal description of each parcel of real property owned by Seller or any of the Seller Subsidiaries (other than real property acquired in foreclosure or in lieu of foreclosure in the course of the collection of loans and being held by Seller or a Seller Subsidiary for disposition as required by law) is set forth in Schedule 2.08(a) under the heading
                       ----------------
          "Owned Real Property" (such real property being herein referred to as the "Owned Real Property"). The legal description of each parcel of real property leased by Seller or any of the Seller Subsidiaries is also set forth in Schedule 2.08(a) under the heading "Leased
                   ----------------
          Real Property" (such real property being herein referred to as the "Leased Real Property"). Collectively, the Owned Real Property and the Leased Real Property is herein referred to as the "Real Property."

              (b) There is no pending action involving Seller or any of the Seller Subsidiaries as to the title of or the right to use any of the Real Property.

              (c) Neither Seller nor any of the Seller Subsidiaries has any interest in any other real property except interests as a mortgagee, and except for any real property acquired in foreclosure or in lieu of foreclosure and being held for disposition as required by law.

              (d) To the best knowledge of Seller, none of the buildings, structures or other improvements located on the Real Property encroaches upon or over any adjoining parcel of real estate or any easement or right-of-way or "setback" line in any material respect and all such buildings, structures and improvements are in all material respects located and constructed in conformity with all applicable zoning ordinances and building codes.

              (e)  None of the buildings, structures or
          improvements located on the Owned Real Property are the subject of any official complaint or notice by any governmental authority of violation of any applicable zoning ordinance or building code, and there is no zoning ordinance, building code, use or occupancy restriction or condemnation action or proceeding pending, or, to the best knowledge of Seller, threatened, with respect to any such building, structure or improvement. The Owned Real Property is in generally good condition for its intended purpose, ordinary wear and tear excepted, and has been maintained in accordance with reasonable and prudent business practices applicable to like facilities.

              (f) Except as may be reflected in the Seller Financial Statements or with respect to such easements, Liens, defects or encumbrances as do not individually or in the aggregate materially adversely affect the use or value of the parcel of Owned Real Property, Seller and the Seller Subsidiaries have, and at the Closing Date will have, good and marketable title to their respective Owned Real Properties.

          2.09.    Taxes.  Seller and each Seller Subsidiary
                   -----
have timely filed or will timely file (including extensions) all material tax returns required to be filed at or prior to the Closing Date ("Seller Returns"). Except as set forth in Schedule 2.09, each of Seller and the Seller Subsidiaries has paid, or set up adequate reserves on the Seller Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by such Seller Returns and has set up adequate reserves on the most recent Seller Financial Statements for the payment of all taxes anticipated to be payable in respect of all periods up to and including the latest period covered by such Seller Financial Statements. Neither Seller nor any Seller Subsidiary has any liability which could result in a Material Adverse Effect on Seller for any such taxes in excess of the amounts so paid or reserves so established, and no material deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or definitely) against Seller or any of the Seller Subsidiaries which would not be covered by existing reserves. Neither Seller nor any of the Seller Subsidiaries is delinquent in the payment of any tax, assessment or governmental charge, nor has it requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been filed and no requests for waivers of the time to assess any tax are pending. No federal or state income tax return of Seller or any Seller Subsidiaries has been audited by the Internal Revenue Service (the "IRS") or any state tax authority for the seven (7) most recent full calendar years. There is no deficiency or refund litigation or matter in controversy with respect to Seller Returns. Neither Seller nor any of the Seller Subsidiaries has extended or waived any statute of limitations on the assessment of any tax due that is currently in effect.

          2.10.    Material Adverse Effect.  Since March 31,
                   -----------------------
1996, there has been no Material Adverse Effect on Seller.

          2.11.    Loans, Commitments and Contracts.
                   --------------------------------

              (a)  Schedule 2.11(a) contains a complete and
                   ----------------
          accurate listing as of June 30, 1996, of all contracts entered into with respect to deposits of $250,000 or more, by account, and all loan agreements and commitments, notes, security agreements, repurchase agreements, bankers' acceptances, outstanding letters of credit and commitments to issue letters of credit, participation agreements, and other documents relating to or involving extensions of credit and other commitments to extend credit by Seller or any of the Seller Subsidiaries with respect to any one entity or related group of entities in excess of $200,000 to which Seller or any of the Seller Subsidiaries is a party or by which it is bound, by account, and, where applicable, such other information as shall be necessary to identify any related group of entities. For purposes of this Section 2.11(a), a "related group of entities" shall have the meaning ascribed to "affiliate" in Rule 144 as promulgated under the Securities Act.


              (b)  Except for the contracts and agreements
          required to be listed on Schedule 2.11(a) and the
                                   ----------------
          loans required to be listed on Schedule 2.11(f), and
                                         ----------------
          except as otherwise listed on Schedule 2.11(b), as of
                                        ----------------
          the date hereof neither Seller nor any of the Seller Subsidiaries is a party to or is bound by any:

                   (i)   agreement, contract, arrangement,
              understanding or commitment with any labor union;

                   (ii)  franchise or license agreement;

                   (iii) written employment, severance,
              termination pay, agency, consulting or similar agreement or commitment in respect of personal services;

                   (iv)  material agreement, arrangement or
              commitment (A) not made in the ordinary course of business, and (B) pursuant to which Seller or any of the Seller Subsidiaries is or may become obligated to invest in or contribute to any Seller Subsidiary other than pursuant to Seller Employee Plans (as that term is defined in Section 2.19 hereof) and agreements relating to joint ventures or partnerships set forth in Schedule 2.02, true
                                        -------------
              and complete copies of which have been furnished to Buyers;

                   (v) agreement, indenture or other instrument not disclosed in the Seller Financial Statements relating to the borrowing of money by Seller or any of the Seller Subsidiaries or the guarantee by Seller or any of the Seller Subsidiaries of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by Seller or any of the Seller Subsidiaries, such as deposits, Federal Funds borrowings and repurchase and reverse repurchase agreements), other than such agreements, indentures or instruments providing for annual payments of less than $50,000;

                   (vi) contract containing covenants which limit the ability of Seller or any of the Seller Subsidiaries to compete in any line of business or with any person or which involves any restrictions on the geographical area in which, or method by which, Seller or any of the Seller Subsidiaries may carry on their respective businesses (other than as may be required by law or any applicable Regulatory Authority);

                   (vii) contract or agreement which is a
              "material contract" within the meaning of Item 601(b)(10) of Regulation S-K as promulgated by the SEC to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Seller Reports or otherwise described in this
              Section 2.11 and the Schedules hereto;

                   (viii)    lease with annual rental payments
              aggregating $25,000 or more;

                   (ix)  loans or other obligations payable or
              owing to any officer, director or employee except
              (A) salaries, wages and directors' fees or other compensation incurred and accrued in the ordinary course of business and (B) obligations due in respect of any depository accounts maintained by any of the foregoing at Seller or any of the Seller Subsidiaries in the ordinary course of business; or

                   (x) other agreement, contract, arrangement, understanding or commitment involving an obligation by Seller or any of the Seller Subsidiaries of more than $100,000 and extending beyond six months from the date hereof that cannot be cancelled without cost or penalty upon notice of 30 days or less, other than contracts entered into in respect of deposits, loan agreements and commitments, notes, security agreements, repurchase and reverse repurchase agreements, bankers' acceptances, outstanding letters of credit and commitments to issue letters of credit, participation agreements and other documents relating to transactions entered into by Seller or any of the Seller Subsidiaries in the ordinary course of business.

              (c) Seller and/or the Seller Subsidiaries carry property, liability, director and officer, errors and omissions, products liability and other insurance coverage as set forth in Schedule 2.11(c) under the
                                   ----------------
          heading "Insurance."

              (d) True, correct and complete copies of the agreements, contracts, leases, insurance policies and other documents referred to in Section 2.11(b) have
                                         ---------------
          been included with Schedule 2.11(b) hereto.  True,
                             ----------------
          correct and complete copies of the agreements, contracts, leases, insurance policies and other documents referred to in Sections 2.11(a) and (c) have been or shall be
                ------------------------
          furnished or made available to Buyers.

              (e) To the best knowledge of Seller, each of the agreements, contracts, leases, insurance policies and other documents referred to in Schedules 2.11 (a), (b)
                                         -----------------------
          and (c) is a valid, binding and enforceable obligation
          -------
          of the parties sought to be bound thereby, except as the enforceability thereof against the parties thereto (other than Seller or any of the Seller Subsidiaries) may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally, and except that equitable principles may limit the right to obtain specific performance or other equitable remedies.

              (f)  Schedule 2.11(f) under the heading "Loans"
                   ----------------
          contains a true, correct and complete listing, as of the date of this Agreement, by account, of (i) all loans in excess of $100,000 of Seller or any of the Seller Subsidiaries which have been accelerated during the past twelve months; (ii) all loan commitments or lines of credit of Seller or any of the Seller Subsidiaries in excess of $100,000 which have been terminated by Seller or any of the Seller Subsidiaries during the past twelve months by reason of default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (iii) all loans, lines of credit and loan commitments in excess of $100,000, as to which Seller or any of the Seller Subsidiaries has given written notice of its intent to terminate during the past twelve months; (iv) with respect to all loans in excess of $100,000, all notification letters and other written communications from Seller or any of the Seller Subsidiaries to any of their respective borrowers, customers or other parties during the past twelve months wherein Seller or any of the Seller Subsidiaries has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults; (v) each borrower, customer or other party which has notified
          Seller or any of the Seller Subsidiaries during the past twelve months of, or has asserted against Seller or any of the Seller Subsidiaries, in each case in writing, any "lender liability" or similar claim and, to the best knowledge of Seller, each borrower, customer or other party which has given Seller or any of the Seller Subsidiaries any oral notification of, or orally asserted to or against Seller or any of the Seller Subsidiaries, any such claim; (vi) all loans in excess of $50,000 (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on non-accrual status, (C) that have been classified "doubtful," "loss" or the equivalent thereof by any Regulatory Authority, (D) where a reasonable doubt exists as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loan is less than 90 days past due, (E) the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (F) where a specific reserve allocation exists in connection therewith; and (vii) all loans or debts payable or owing by any executive officer or director of Seller or any of the Seller Subsidiaries or any other person or entity deemed an "executive officer" or a "related interest" of any of the foregoing, as such terms are defined in Regulation O of the Federal Reserve Board.

          2.12.    Absence of Defaults.  Neither Seller nor
                   -------------------
any of the Seller Subsidiaries is in violation of its charter documents or Bylaws or in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and, to the best knowledge of Seller, there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except, in all cases, where such violation or default would not have a Material Adverse Effect on Seller.

          2.13.    Litigation and Other Proceedings.  Except
                   --------------------------------
as set forth on Schedule 2.13 or otherwise disclosed in the
                -------------
Seller Financial Statements, neither Seller nor any of the Seller Subsidiaries is a party to any pending or, to the best knowledge of Seller, threatened claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or reasonably could not be expected to have, a Material Adverse Effect on Seller. Without limiting the generality of the foregoing, there are no actions, suits or proceedings pending or, to the best knowledge of Seller, threatened against Seller or any of the Seller Subsidiaries or any of their respective officers or directors by any shareholder of Seller or any of the Seller Subsidiaries (or any former shareholder of Seller or any of the Seller Subsidiaries) or involving claims under the Community

Reinvestment Act of 1977, as amended, the Bank Secrecy Act, the fair lending laws or any other applicable laws.

          2.14.    Directors' and Officers' Insurance.  Each
                   ----------------------------------
of Seller and the Seller Subsidiaries has taken or will take all requisite action (including, without limitation, the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time that are known to Seller, except for such matters which, individually or in the aggregate, will not have and reasonably could not be expected to have a Material Adverse Effect on Seller.


          2.15.    Compliance with Laws.
                   --------------------

              (a) Seller and each of the Seller Subsidiaries have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own or lease their respective properties and assets and to carry on their respective businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and no suspension or cancellation of any of them is pending, or, to the best knowledge of Seller, threatened; and all such filings, applications and registrations are current; in each case except for permits, licenses, authorizations, orders, approvals, filings, applications and registrations the failure to have (or have made) would not have a Material Adverse Effect on Seller.

              (b) (i) Each of Seller and the Seller Subsidiaries has complied with all laws, regulations and orders (including, without limitation, zoning ordinances, building codes, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and securities, tax, environmental, civil rights, and occupational health and safety laws and regulations including, without limitation, in the case of Seller or any Seller Subsidiary that is a bank, banking organization, banking corporation or trust company, all statutes, rules, regulations and policy statements pertaining to the conduct of a banking, deposit-taking, lending or related business, or to the exercise of trust powers) and governing instruments applicable to it and to the conduct of its business, except where such failure to comply would not have a Material Adverse Effect on Seller and
          (ii) neither Seller nor any of the Seller Subsidiaries is in default under, and no event has occurred which, with the lapse of time or notice or both, could result in the default under, the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority or court, whether federal, state, municipal or local, and whether at law or in equity, except where such default would not have a Material Adverse Effect on Seller.

              (c) Except as set forth in Schedule 2.15(c), to the best knowledge of Seller, neither Seller nor any of the Seller Subsidiaries is subject to or reasonably likely to incur a liability as a result of its ownership, operation, or use of any Property (as defined below) of Seller (whether directly or, as a consequence of such Property being part of the investment portfolio of Seller or any of the Seller Subsidiaries) (A) that is contaminated by or contains any hazardous waste, toxic substance or related materials, including, without limitation, asbestos, PCBs, pesticides, herbicides, petroleum and petroleum-based substances or materials, radioactive substances and any other substance or waste that is hazardous to human health or the environment (collectively, a "Toxic Substance"), or (B) on which any Toxic Substance has been stored, disposed of, placed or used in the construction thereof; and which, in each case, reasonably could be expected to have a Material Adverse Effect on Seller. "Property" shall include all property (real or personal, tangible or intangible) owned or controlled by Seller or any of the Seller Subsidiaries, including, without limitation, property under foreclosure, property in which any venture capital or similar unit of Seller or any of the Seller Subsidiaries has an interest and, property held by Seller or any of the Seller Subsidiaries in its capacity as a trustee. No claim, action, suit or proceeding is pending and no material claim has been asserted against Seller or any of the Seller Subsidiaries relating to Property of Seller or any of the Seller Subsidiaries before any court or other Regulatory Authority or arbitration tribunal relating to Toxic Substances, pollution or the environment, and there is no outstanding judgment, order, writ, injunction, decree or award against or affecting Seller or any of the Seller Subsidiaries with respect to the same. Except for statutory or regulatory restrictions of general application, no Regulatory Authority has placed any restriction on the business of Seller or any of the Seller Subsidiaries which reasonably could be expected to have a Material Adverse Effect on Seller.

              (d) Since December 31, 1993, neither Seller nor any of the Seller Subsidiaries has received any notification or communication which has not been resolved from any Regulatory Authority (i) asserting that any Seller or any of the Seller Subsidiaries is not in substantial compliance with any of the statutes, regulations or ordinances that such Regulatory Authority enforces, except with respect to matters which reasonably could not be expected to have a Material Adverse Effect on Seller
          (ii) threatening to revoke any license, franchise, permit or governmental authorization that could reasonably be expected to have a Material Adverse Effect on Seller including, without limitation, such company's status as an insured depository institution under the FDI Act,
          (iii) requiring or threatening to require Seller or any of the Seller Subsidiaries, or indicating that Seller or any of the Seller Subsidiaries may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to direct, restrict or limit in any manner the operations of Seller or any of the Seller Subsidiaries, including, without limitation, any restriction on the payment of dividends. No such cease and desist order, agreement or memorandum of understanding or other agreement is currently in effect.

              (e)  Neither Seller nor any of the Seller
          Subsidiaries is required by Section 32 of the FDI Act to give prior notice to any federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

          2.16.    Labor.  No work stoppage involving Seller
                   -----
or any of the Seller Subsidiaries is pending or, to the best knowledge of Seller, threatened. Neither Seller nor any of the Seller Subsidiaries is involved in, or, to the best knowledge of Seller, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which reasonably could be expected to have a Material Adverse Effect on Seller. None of the employees of Seller or the Seller Subsidiaries are represented by any labor union or any collective bargaining organization.

          2.17.    Material Interests of Certain Persons.  No
                   -------------------------------------
officer or director of Seller or any of the Seller Subsidiaries, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any interest in any contract or property (real or personal, tangible or intangible), used in, or pertaining to the business of, Seller or any of the Seller Subsidiaries, which in the case of Seller and each of the Seller Subsidiaries would be required to be disclosed by Item 404 of Regulation S-K promulgated by the SEC, if such entity had a class of securities registered under Section 12 of the Exchange Act.

          2.18.    Allowance for Loan and Lease Losses; Non-
                   -----------------------------------------
Performing Assets.
- -----------------
              (a)  All of the accounts, notes, and other
          receivables which are reflected in the Seller Financial Statements as of March 31, 1996 were acquired in the ordinary course of business and , to the best knowledge of Seller, were collectible in full in the ordinary course of business, except for possible loan and lease losses which are adequately provided for in the allowance for loan and lease losses reflected in such Seller Financial Statements, and the collection experience of Seller and the Seller Subsidiaries since March 31, 1996 to the date hereof, has not deviated in any material and adverse manner from the credit and collection experience of Seller and the Seller Subsidiaries, taken as a whole, for the period ended March 31, 1996.

              (b) The allowances for loan losses contained in the Seller Financial Statements were established in accordance with the past practices and experiences of Seller and the Seller Subsidiaries, and the allowance for loan and lease losses shown on the consolidated balance sheet of Seller and the Seller Subsidiaries as of March 31, 1996 were adequate in all material respects under the requirements of GAAP, or regulatory accounting principles, as the case may be, to provide for possible losses on loans and leases (including, without limitation, accrued interest receivable) and credit commitments (including, without limitation, stand-by letters of credit) as of the date of such balance sheet.

              (c)  Schedule 2.18(c) sets forth as of the date
                   ----------------
          of this Agreement all assets classified by Seller as real estate acquired through foreclosure or repossession, including in-substance foreclosure.

              (d) The aggregate amount of all Non-Performing Assets (as defined below) on the books of Seller and the Seller Subsidiaries does not exceed $500,000. "Non-Performing Assets" shall mean (i) all loans (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on nonaccrual status, (C) that have been classified "doubtful," "loss" or the equivalent thereof by any Regulatory Agency or (D) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, and (ii) all assets classified by Seller as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets acquired through foreclosure or in lieu of foreclosure.

          2.19.    Employee Benefit Plans.
                   ----------------------

              (a)  Schedule 2.19(a) lists all pension,
                   ----------------
          retirement, supplemental retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, medical, disability, workers' compensation, vacation, group insurance, severance and other employee benefit, incentive and welfare policies, contracts, plans and arrangements, and all trust agreements related thereto, maintained by or contributed to by Seller or any of the Seller Subsidiaries in respect of any of the present or former directors, officers, or other employees of and/or consultants to Seller or any of the Seller Subsidiaries (collectively, "Seller Employee Plans"). Seller has furnished Buyers with the following documents with respect to each Seller Employee
          Plan: (i) a true and complete copy of all written documents comprising such Seller Employee Plan (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of the Seller Employee Plan; (ii) the most recently filed Form 5500 or Form 5500-C/R (including all schedules thereto), if applicable; (iii) the most recent financial statements and actuarial reports, if any; (iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent IRS determination letter, if any.

              (b) All Seller Employee Plans have been maintained and operated in all material respects in accordance with their terms and the requirements of all applicable statutes, orders, rules and final regulations, including, without limitation, to the extent applicable, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). All contributions required to be made to Seller Employee Plans have been made or reserved.

              (c) With respect to each of the Seller Employee Plans which is a pension plan (as defined in Section 3(2) of ERISA) (the "Pension Plans"): (i) each Pension Plan which is intended to be "qualified" within the meaning of
          Section 401(a) of the Code has been determined to be so qualified by the IRS and such determination letter may still be relied upon, and each related trust is exempt from taxation under Section 501(a) of the Code; (ii) the present value of all benefits vested and all benefits accrued under each Pension Plan which is subject to Title IV of ERISA did not, in each case, as of the last applicable annual valuation date (as indicated on
          Schedule 2.19(a)), exceed the value of the assets of
          ----------------
          the Pension Plan allocable to such vested or accrued benefits; (iii) there has been no "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could subject any Pension Plan or associated trust, or Seller or any of the Seller Subsidiaries, to any tax or penalty; (iv) no Pension Plan or any trust created thereunder has been terminated, nor has there been any "reportable events" with respect to any Pension Plan, as that term is defined in Section 4043 of ERISA since January 1, 1989; and (v) no Pension Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA (whether or not waived). No Pension Plan is a "multiemployer plan" as that term is defined in Section 3(37) of ERISA.

              (d) Except as set forth on Schedule 2.19(d), neither Seller nor any of the Seller Subsidiaries has any liability for any post-retirement health, medical or similar benefit of any kind whatsoever, except as required by statute or regulation.

              (e)  Neither Seller nor any of the Seller
          Subsidiaries has any material liability under ERISA or the Code as a result of its being a member of a group described in Sections 414(b), (c), (m) or (o) of the Code.

              (f) Neither the execution nor delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, will (i) result in any payment (including, without limitation, severance, unemployment compensation or golden parachute payment) becoming due to any director or employee of Seller or any of the

          Seller Subsidiaries from any of such entities, (ii) increase any benefit otherwise payable under any of the Seller Employee Plans or (iii) result in the acceleration of the time of payment of any such benefit. Seller shall use its best efforts to insure that no amounts paid or payable by Seller, the Seller Subsidiaries or Buyers to or with respect to any employee or former employee of Seller or any of the Seller Subsidiaries will fail to be deductible for federal income tax purposes by reason of Section 280G of the Code.

          2.20.    Conduct of Seller to Date.  From and after
                   -------------------------
March 31, 1996 through the date of this Agreement, except as set forth in the Seller Financial Statements: (i) Seller and the Seller Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practices; (ii) neither Seller nor any of the Seller Subsidiaries has issued, sold, granted, conferred or awarded any of its Equity Securities, or any corporate debt securities which would be classified under GAAP as long-term debt on the balance sheets of Seller or the Seller Subsidiaries; (iii) Seller has not effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization; (iv) Seller has not declared, set aside or paid any dividend (other than its regular quarterly dividends) or other distribution in respect of its capital stock, or purchased, redeemed, retired, repurchased or exchanged, or otherwise acquired or disposed of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise; (v) neither Seller nor any of the Seller Subsidiaries has incurred any obligation or liability (absolute or contingent), except liabilities incurred in the ordinary course of business, or subjected to Lien any of its assets or properties other than in the ordinary course of business consistent with past practice; (vi) neither Seller nor any of the Seller Subsidiaries has discharged or satisfied any Lien or paid any obligation or liability (absolute or contingent), other than in the ordinary course of business; (vii) neither Seller nor any of the Seller Subsidiaries has sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business; (viii) except as required by contract or law, neither Seller nor any of the Seller Subsidiaries has (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except in accordance with existing policy, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated, or substantially modified any of the Seller Employee Plans or (D) agreed to do any of the foregoing; (ix) neither Seller nor any Seller Subsidiary has suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any Regulatory Authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance; (x) neither Seller nor any of the Seller Subsidiaries has cancelled or compromised any debt, except for debts charged off or compromised in accordance with the past practice of Seller and the Seller Subsidiaries; and (xi) neither Seller nor any of the Seller Subsidiaries has entered into any material transaction, contract or commitment outside the ordinary course of its business.

          2.21.    Absence of Undisclosed Liabilities.
                   ----------------------------------

              (a) Except as set forth on Schedule 2.21(a), as of the date of this Agreement, neither Seller nor any of the Seller Subsidiaries has any debts, liabilities or obligations equal to or exceeding $25,000, individually or $50,000 in the aggregate, whether accrued, absolute, contingent or otherwise and whether due or to become due, which are required to be reflected in the Seller Financial Statements or the notes thereto in accordance with GAAP except:

                   (i) liabilities and obligations reflected on the Seller Financial Statements or listed on the Schedules to Section 2.11 hereof;

                   (ii) operating leases, contracts and agreements reflected on the Schedules to Section 2.11 hereof; and
                           ------------------------------------

                   (iii)     debts, liabilities or obligations
              incurred since March 31, 1996 in the ordinary and usual course of their respective businesses, none of which are for breach of contract, breach of warranty, torts, infringements or lawsuits and none of which have a Material Adverse Effect on Seller.

              (b)  Neither Seller nor any of the Seller
          Subsidiaries was as of March 31, 1996, and since such date to the date hereof, has become a party to, any contract or agreement, excluding deposits, loan agreements, and commitments, notes, security agreements, repurchase and reverse repurchase agreements, bankers' acceptances, outstanding letters of credit and commitments to issue letters of credit, participation agreements and other documents relating to transactions entered into by Seller or any of the Seller Subsidiaries in the ordinary course of business, which had, has or may be reasonably expected to have a Material Adverse Effect on Seller.

          2.22.    Proxy Statement, Etc.  None of the
                   ---------------------
information regarding Seller or any of the Seller Subsidiaries to be supplied by Seller for inclusion or included in (i) the Registration Statement on Form S-4 to be filed with the SEC by Mercantile for the purpose of registering the shares of Mercantile Common Stock to be exchanged for shares of Seller Common Stock pursuant to the provisions of this Agreement (the "Registration Statement"), (ii) the Proxy Statement to be mailed to Seller's shareholders in connection with the meeting to be called to consider this Agreement and the Merger (the "Proxy Statement") or
(iii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of Seller's shareholders referred to in Section 5.03, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Seller or any of the Seller Subsidiaries is responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

          2.23.    Registration Obligations.  Neither Seller
                   ------------------------
nor any of the Seller Subsidiaries is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

          2.24.    Tax and Regulatory Matters.  Neither Seller
                   --------------------------
nor any of the Seller Subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would
(i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code provided such transactions are consummated in accordance with the terms hereof or (ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.

          2.25.    Brokers and Finders.  Except for (i) Alex
                   -------------------
Sheshunoff & Co. Investment Banking, to be paid a fee of $14,000 plus reasonable out-of-pocket expenses incurred in connection with the rendering of a fairness opinion to the Board of Directors of Seller as of the date hereof, and for (ii)

Williams Keepers L.L.P., auditors of Seller and advisors to Seller in this transaction, to be paid for their services at their normal and reasonable hourly rates plus a fee of $25,000 due only upon successful completion of this transaction and occurrence of the Effective Time; neither Seller nor any of the Seller Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Seller or any of the Seller Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

          2.26.    Interest Rate Risk Management Instruments.
                   -----------------------------------------


              (a)  Set forth on Schedule 2.26(a) is a list as
                                ----------------
          of the date hereof of all interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Seller or any of the Seller Subsidiaries is a party or by which any of their properties or assets may be bound.

              (b) All such interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Seller or any of the Seller Subsidiaries is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, in accordance with prudent banking practice and applicable rules, regulations and policies of Regulatory Authorities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Seller or a Seller Subsidiary and are in full force and effect. Seller and each of the Seller Subsidiaries has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued, and there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

          2.27.    Accuracy of Information.  The statements
                   -----------------------
contained in this Agreement, the Schedules and any other written document executed and delivered by or on behalf of Seller pursuant to the terms of this Agreement are true and correct as of the date hereof or as of the date delivered in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading.

                          ARTICLE III
                          -----------

       REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYERS

          As an inducement to Seller to enter into and perform its obligations under this Agreement, and notwithstanding any examina-tion, inspection, audit or other investigation made by Seller, Buyers jointly and severally represent and warrant to and covenant with Seller as follows:

          3.01.    Organization and Authority.  Mercantile and
                   --------------------------
Merger Sub are each corporations duly organized, validly existing and in good standing under the laws of the State of Missouri, are each qualified to do business and are each in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so qualified would not have a Material Adverse Effect on Mercantile and its Subsidiaries, taken as a whole. Each of Mercantile and Merger Sub is registered as a bank holding company with the Federal Reserve Board under the BHCA. True and complete copies of the Articles of Incorporation and Bylaws of Mercantile will be delivered to Seller by Mercantile prior to or at the time hereof.

          3.02.    Capitalization of Mercantile.  The
                   ----------------------------
authorized capital stock of Mercantile consists of (i) 100,000,000 shares of Mercantile Common Stock, of which, as of June 30, 1996, 63,278,793 shares were issued and 62,673,041 were outstanding and
(ii) 5,000,000 shares of preferred stock, no par value ("Mercantile Preferred Stock"), issuable in series, of which as of the date hereof, no shares were issued and outstanding. Mercantile has designated 1,000,000 shares of Mercantile Preferred Stock as "Series A Junior Participating Preferred Stock" and has reserved such shares for issuance upon exercise of Preferred Stock Purchase Rights (the "Rights") under a Rights Agreement dated May 23, 1988 (the "Rights Agreement") between Mercantile and Mercantile Bank of St. Louis National Association, as Rights Agent. As of June 30, 1996, Mercantile had reserved: (i) 4,112,103 shares of Mercantile Common Stock for issuance under various Mercantile employee and/or director stock option, incentive and/or benefit plans ("Mercantile Employee/Director Stock Grants"); (ii) 325,843 shares of Mercantile Common Stock for issuance upon the acquisition of Peoples State Bank ("Peoples Bank") pursuant to the Agreement and Plan of Reorganization dated as of December 19, 1995 by and among Peoples Bank, Mercantile, Merger Sub, and Peoples State Bankshares, Inc.; and (iii) 1,177,066 shares of Mercantile Common Stock for issuance upon the acquisition of TODAY'S BANCORP, INC. ("Today's") pursuant to the Agreement and Plan of Merger dated as of March 19, 1996 by
and among Today's, Mercantile and Merger Sub.   From June 30, 1996
through the date of this Agreement, no shares of Mercantile Common Stock have been issued, excluding any such shares which may have been issued in connection with Mercantile Employee/Director Stock Grants.

              Mercantile continually evaluates possible acquisitions and may prior to the Effective Time enter into one or more agreements providing for, and may consummate, the acquisition by it of another bank, association, bank holding company, savings and loan holding company or other company (or the assets thereof) for consideration that may include Equity Securities. In addition, prior to the Effective Time, Mercantile may, depending on market conditions and other factors, otherwise determine to issue equity, equity-linked or other securities for financing purposes or repurchase its outstanding Equity Securities. Notwithstanding the foregoing, neither Mercantile nor any of its Subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance and neither Mercantile nor Merger Sub will take any action that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code or (ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement. Except as set forth above, there are no other Equity Securities of Mercantile outstanding. All of the issued and outstanding shares of Mercantile Common Stock are validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right of any shareholder of Mercantile. At the Effective Time, the Mercantile Common Stock to be issued in the Merger will be duly authorized, validly issued, fully paid and nonassessable, will not be issued in violation of any preemptive right of any shareholder of Mercantile.

          3.03.    Authorization.
                   -------------

              (a)  Mercantile and Merger Sub each have the
          corporate power and authority to enter into this Agreement and to carry out their respective obligations hereunder. The execution, delivery and performance of this Agreement by Mercantile and Merger Sub and the consummation by Mercantile and Merger Sub of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Mercantile and Merger Sub. Subject to the receipt of such approvals of the Regulatory Authorities as may be required by statute or regulation, this Agreement is a valid and binding obligation of Mercantile and Merger Sub enforceable against each in accordance with its terms.

              (b) Neither the execution, delivery and performance by Mercantile and Merger Sub of this Agreement, nor the consummation by Mercantile and Merger Sub of the transactions contemplated hereby, nor compliance by Mercantile and Merger Sub with any of the provisions hereof, will (i) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of Mercantile or Merger Sub under any of the terms, conditions or provisions of (x) their respective Articles of Incorporation or Bylaws, or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Mercantile or Merger Sub is a party or by which they may be bound, or to which Mercantile or Merger Sub or any of their respective properties or assets may be subject, or
          (ii) subject to compliance with the statutes and regulations referred to in Section 3.03(c), violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Mercantile or Merger Sub or any of their respective properties or assets; other than violations, conflicts, breaches, defaults, terminations, accelerations or Liens which would not have a Material Adverse Effect on Mercantile.

              (c) Other than in connection with or in compliance with the provisions of the Missouri Statute, the Securities Act, the Exchange Act, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHCA, the FDI Act or any required approvals of any other Regulatory Authority, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Mercantile and Merger Sub of the transactions contemplated by this Agreement.

          3.04.    Mercantile Financial Statements.  The
                   -------------------------------
supplemental consolidated balance sheets of Mercantile and its Subsidiaries as of December 31, 1995, 1994 and 1993 and related supplemental consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995, together with the notes thereto, audited by KPMG Peat Marwick LLP, as filed with the SEC on Form 8-K dated March 11, 1996 and the consolidated balance sheets of Mercantile and its Subsidiaries as of March 31, 1996 and related consolidated statements of income, changes in shareholders' equity and cash flows for the three months ended March 31, 1996 and 1995, as filed with the SEC on Form 10-Q for the quarter ended March 31, 1996 (collectively, the "Mercantile Financial Statements"), have been prepared in accordance with GAAP, except as may be otherwise therein disclosed present fairly the consolidated financial position of Mercantile and its Subsidiaries at the dates thereof and the consolidated results of operations, changes in shareholders' equity and cash flows of Mercantile and its Subsidiaries for the periods stated therein and are derived from the books and records of Mercantile and its Subsidiaries, which are complete and accurate in all material respects and have been maintained in accordance with good business practices and applicable laws and regulations. Neither Mercantile nor any of its Subsidiaries has any material contingent liabilities that are not described in the Mercantile Financial Statements.

          3.05.    Mercantile Reports.  Since January 1, 1993,
                   ------------------
each of Mercantile and its Subsidiaries has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with any Regulatory
Authority. All such reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Mercantile Reports." As of its respective date, each Mercantile Report complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          3.06.    Material Adverse Effect.  Since March 31,
                   -----------------------
1996, there has been no Material Adverse Effect on Mercantile.

          3.07.    Legal Proceedings or Other Adverse Facts.
                   ----------------------------------------
Except as otherwise disclosed in the Mercantile Financial Statements, neither Mercantile nor any of its Subsidiaries is a party to any pending or, to the best knowledge of Mercantile, threatened claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or reasonably could not be expected to have, a Material Adverse Effect on Mercantile. Without limiting the generality of the foregoing, there are no actions, suits or proceedings pending or, to the best knowledge of Mercantile, threatened against Mercantile or any of its Subsidiaries or any of their respective officers or directors by any shareholder of Mercantile or any of its Subsidiaries (or any former shareholder of Mercantile or any of its Subsidiaries) or involving claims under the Community Reinvestment Act of 1977, as amended, the Bank Secrecy Act, the fair lending laws or any other similar laws.

          3.08.    Registration Statement, Etc.  None of the
                   ----------------------------
information regarding Mercantile or any of its Subsidiaries to be supplied by Buyers for inclusion or included in (i) the Registra-tion Statement, (ii) the Proxy Statement, or (iii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of shareholders of Seller referred to in Section 5.03, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Mercantile or Merger Sub are responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

          3.09.    Brokers and Finders.  Neither Mercantile,
                   -------------------
Merger Sub nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Mercantile or Merger Sub in connection with this Agreement or the transactions contemplated hereby.

          3.10.    Accuracy of Information.  The statements
                   -----------------------
contained in this Agreement, the Schedules and in any other written document executed and delivered by or on behalf of Buyers pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained herein or therein not misleading.

          3.11     Compliance with Laws.  To the best
                   --------------------
knowledge of Mercantile, Mercantile and each of its Subsidiaries has (i) complied with all laws, regulations and orders (including, without limitation, zoning ordinances, building codes, ERISA and securities, tax, environmental, civil rights and occupational health and safety laws and regulations including, without limitation, in the case of Mercantile or any Mercantile Subsidiary that is a bank or savings association, banking organization, banking corporation or trust company, all statutes, rules, regulations and policy statements pertaining to the conduct of a banking, deposit-taking, lending or related business, or to the exercise of trust powers) and governing instruments applicable to it and to the conduct of its business, except where the failure to comply would not have a Material Adverse Effect on Mercantile, and
(ii) all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own or lease their respective properties and assets and to carry on their respective businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspensions or cancellation of any of them is pending, or, to the best knowledge of Mercantile, threatened; and all such filings, applications and registrations are current; in each case except for permits, licenses, authorizations, orders, approvals, filings, applications and registrations the failure to have (or have made) would have a Material Adverse Effect on Mercantile.


          3.12     Tax and Regulatory Matters.  Neither
                   --------------------------
Mercantile nor any of its Subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code, provided such transactions are consummated in accordance with the terms hereof, or (ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.


                          ARTICLE IV
                          ----------

        CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

          4.01.    Conduct of Businesses Prior to the Effective
                   --------------------------------------------
Time.  During the period from the date of this Agreement to the
- ----
Effective Time, Seller shall, and shall cause each of the Seller Subsidiaries to, conduct their respective businesses according to the ordinary and usual course consistent with past practices and shall, and shall cause each such Seller Subsidiary to, use its best efforts to maintain and preserve its business organization, employees and advantageous business relationships and retain the services of its officers and key employees.

          4.02.    Forbearances of Seller.  Except to the
                   ----------------------
extent required by law, regulation or Regulatory Authority, or with the prior written consent of Buyers (unless otherwise specifically noted in this Section 4.02), during the period from the date of this Agreement to the Effective Time, Seller shall not and shall not permit any of the Seller Subsidiaries to:

              (a)  declare, set aside or pay any dividends or
          other distributions, directly or indirectly, in respect of its capital stock (other than dividends from any of the Seller Subsidiaries to Seller or to another of the Seller Subsidiaries), except that Seller may pay a special dividend of $6.00 per share on the earlier of the day immediately preceding the Effective Time, or December 1, 1996; and Seller in addition may pay its regular quarterly dividend of $1.25 per share, in accordance with its past practice; provided however Seller shall not
                             ----------------
          declare or pay any such regular quarterly dividend for
          any quarter in which Seller shareholders who will receive the Stock Distribution in the Merger will be entitled to receive a regular quarterly dividend on the shares of Mercantile Common Stock to be issued in the Merger; and provided, further that Sellers may distribute cash
          -----------------
          and/or shares of West Pointe stock, as the case may be, related to the divestiture of the West Pointe stock as per Section 5.15 hereof;

              (b) enter into or amend any employment, severance or similar agreement or arrangement with any director, officer or employee, or materially modify any of the Seller Employee Plans or grant any salary or wage increase or materially increase any employee benefit (including incentive or bonus payments), except (i) normal individual increases in compensation to employees consistent with past practice, (ii) as required by law or contract and (iii) such increases of which Seller notifies Buyers in writing and which Buyers do not disapprove within 10 days of the receipt of such notice (provided that the expenses attributable solely to the transactions contemplated hereby shall not be taken into account for purposes of payments to be made under the Seller's bonus plan and the contributions to be made under Seller's 401(K) plan for 1996);

              (c) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle with respect to, any merger, consolidation or business combination (other than the Merger), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any release or relinquishment of any material contract rights;

              (d) propose or adopt any amendments to its Articles of Incorporation or Association or other charter document or Bylaws;

              (e) issue, sell, grant, confer or award any of its Equity Securities or effect any stock split or adjust, combine, reclassify or otherwise change its capitalization as it existed on the date of this Agreement;

              (f)  purchase, redeem, retire, repurchase or
          exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise;

              (g) (i) without first consulting with Mercantile, cause or permit FNBS to enter into, renew or increase any loan or credit commitment (including stand-by letters of credit) to, or invest or agree to invest in any person or entity or modify any of the material provisions or renew or otherwise extend the maturity date of any existing loan or credit commitment (collectively, "Lend to") in an amount equal to or in excess of $150,000; (ii) without first consulting with and obtaining the written consent of Mercantile, cause or permit FNBS to Lend to any person or entity in an amount equal to or in excess of $200,000;
          (iii) cause or permit FNBS to Lend to any person other than in accordance with lending policies as in effect on the date hereof, provided that in the case of clauses (i) through (iii), Seller or any of the Seller Subsidiaries may make any such loan in the event (A) Seller or any Seller Subsidiary has delivered to Buyers or their designated representative a notice of its intention to make such loan and such information as Buyers or their designated representative may reasonably require in respect thereof and (B) Buyers or their designated representative shall not have reasonably objected to such loan by giving written or facsimile notice of such objection within two business days following the delivery to Buyers or their designated representative of the notice of intention and information as aforesaid; or (iv) cause or permit FNBS to Lend to any person or entity any of the loans or other extensions of credit to which or investments in which are on a "watch list" or similar internal report of Seller or any of the Seller Subsidiaries (except those denoted "pass" thereon), in an amount equal to or in excess of $50,000; provided, however, that nothing in this Section 4.02(g) shall prohibit Seller or any Seller Subsidiary from honoring any contractual obligation in existence on the date of this Agreement or, with respect to loans made in compliance with clauses (i) through (iii) above, making such loans after consulting with Buyers. Notwithstanding clauses (i) and (ii) of this
          Section 4.02(g), Seller shall be authorized without first consulting with Buyers or obtaining Buyers' prior written consent, to increase the aggregate amount of any credit facilities theretofore established in favor of any person or entity (each a "Pre-Existing Facility"), provided that the aggregate amount of any and all such increases shall not be in excess of $25,000.

              (h) directly or indirectly (including through its officers, directors, employees or other representatives)
          (i) initiate, solicit or encourage any discussions, inquiries or proposals with any third party (other than Buyers) relating to the disposition of any significant portion of the business or assets of Seller or any of the Seller Subsidiaries or the acquisition of Equity Securities of Seller or any of the Seller Subsidiaries or the merger of Seller or any of the Seller Subsidiaries with any person (other than Buyers) or any similar transaction (each such transaction being referred to herein as an "Acquisition Transaction"), or (ii) provide any such person with information or assistance or negotiate with any such person with respect to an Acquisition Transaction, and Seller shall promptly notify Buyers orally of all the relevant details relating to all inquiries, indications of interest and proposals which it may receive with respect to any Acquisition Transaction;

              (i) take any action that would (A) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Buyers or Seller to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement or (B) prevent or impede the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code;

              (j) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity;

              (k) materially restructure or change its investment securities portfolio, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, or execute individual investment transactions of greater than $500,000 for U.S. Treasury or Federal Agency Securities and $100,000 for all other investment instruments;

              (l) agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or intentionally take or omit to take any other action which would make any of the representations and warranties in Article II of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other action; or

              (m) enter into, increase or renew any loan or credit commitment (including standby letters of credit) to any executive officer or director of Seller or any of the Seller Subsidiaries, any holder of 10% or more of the outstanding shares of Seller Common Stock, or any entity controlled, directly or indirectly, by any of the foregoing or engage in any transaction with any of the foregoing which is of the type or nature sought to be regulated in 12 U.S.C. Section 371c and 12 U.S.C. Section 371c-1, without first obtaining the prior written consent of Buyers, which consent shall not be unreasonably withheld. For purposes of this Section 4.02(m), "control" shall have the meaning associated with that term under 12 U.S.C. Section 371c.

          4.03.    Forbearances of Buyers.  During the period
                   ----------------------
from the date of this Agreement to the Effective Time, Buyers shall not, and shall not permit any of their respective Subsidiaries to, without the prior written consent of Seller, agree in writing or otherwise engage in any activity, enter into any transaction or take or omit to take any other action:

              (a) that would (i) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Buyers or Seller to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement or (ii) prevent or impede the transactions contemplated hereby from qualifying as a reorganization within the meaning of
          Section 368 of the Code; or

              (b) that would make any of the representations and warranties of Article III of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other action.

                           ARTICLE V
                           ---------

                      ADDITIONAL AGREEMENTS

          5.01.    Access and Information.  Buyers and Seller
                   ----------------------
shall each afford to the other, and to the other's accountants, counsel and other representatives, full access during normal business hours, during the period prior to the Effective Time, to all their respective properties, books, contracts, commitments and records and, during such period, each shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state securities laws and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. Each party shall, and shall cause its advisors and representatives to, (A) hold confidential all information obtained in connection with any transaction contemplated hereby with respect to the other party and its Subsidiaries which is not otherwise public knowledge, (B) in the event of a termination of this Agreement, return all documents (including copies thereof) obtained hereunder from the other party or any of its Subsidiaries to it and (C) use their respective best efforts to cause all of such party's confidential information obtained pursuant to this Agreement or in connection with the negotiation of this Agreement to be treated as confidential and not use, or knowingly permit others to use, any such information unless such information becomes generally available to the public through sources other than the party to this Agreement holding such confidential information.


          5.02.    Registration Statement; Regulatory Matters.
                   ------------------------------------------


              (a) Mercantile shall prepare and, subject to the review and consent of Seller with respect to matters relating to Seller, file with the SEC as soon as is reasonably practicable the Registration Statement (or the equivalent in the form of preliminary proxy materials) with respect to the shares of Mercantile Common Stock to be issued in the

          Merger and shall use its best efforts to cause the Registration Statement to become effective. Mercantile shall prepare and, subject to the review and consent of Seller with respect to matters relating to Seller, use its best efforts to file as soon as is reasonably practicable an application for approval of the Merger with the Federal Reserve Board, and such additional Regulatory Authorities as may require an application. Mercantile shall also take any action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of such shares of Mercantile Common Stock, and Seller and the Seller Subsidiaries shall furnish Mercantile all information concerning Seller and the Seller Subsidiaries and the shareholders thereof as Mercantile may reasonably request in connection with any such action. Mercantile shall provide Seller copies of all material filed with any Regulatory Authority in connection with the Merger.

              (b) Seller and Buyers shall cooperate and use their respective best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement and, as and if directed by Mercantile, to consummate such other transactions by and among Subsidiaries of Mercantile and the Seller Subsidiaries concurrently with or following the Effective Time, provided that such actions do not:
          (i) materially impede or delay the receipt of any approval referred to in Section 6.01(b); (ii) prevent or impede the transactions contemplated hereby from qualifying as a reorganization within the meaning of
          Section 368 of the Code; or (iii) materially impede or delay the consummation of the transactions contemplated by this Agreement.

          5.03.    Shareholder Approval.  Seller shall call a
                   --------------------
meeting of its shareholders to be held as soon as practicable after the date the Registration Statement is declared effective by the SEC for the purpose of voting upon this Agreement. In connection with such meeting, Mercantile shall prepare, subject to the review and consent of Seller, the Proxy Statement (which shall be part of the Registration Statement to be filed with the SEC by Mercantile) and mail the same to the shareholders of Seller. The Board of Directors of Seller shall submit for approval of Seller's share-holders the matters to be voted upon at such meeting. The Board of Directors of Seller hereby does and, subject to the fiduciary duties of Seller's Board of Directors, as advised by counsel, will recommend this Agreement and the transactions contemplated hereby to shareholders of Seller and use its reasonable best efforts to obtain any vote of Seller's shareholders necessary for the approval and adoption of this Agreement.

          5.04.    Current Information.  During the period
                   -------------------
from the date of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all interim financial statements as the same become available and shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of the other party. Each party shall promptly notify the other party of the following events immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the affected party with respect thereto: (a) an event which would cause any representation or warranty of such party or any Schedule, statement, report, notice, certificate or other writing furnished by such party to be untrue or misleading in any material respect; (b) any Material Adverse Effect to it; (c) the issuance or commencement of any governmental complaint, investigation or hearing (or any communication indicating that the same may be contemplated); or (d) the institution or threat of material litigation involving such party, and shall keep the other party fully informed of such events.

          5.05     Conforming Entries.
                   ------------------

              (a) Notwithstanding that Seller believes that Seller and Seller Subsidiaries have established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, Seller recognizes that Buyers may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the date of this Agreement to the Effective Time, Seller and Buyers shall consult and cooperate with each other with respect to conforming the loan, accrual and reserve policies of Seller and the Seller Subsidiaries to those policies of Buyers, as specified in each case in writing to Seller, based upon such consultation and as hereinafter provided.

              (b) In addition, from and after the date of this Agreement to the Effective Time, Seller and Buyers shall consult and cooperate with each other with respect to determining appropriate Seller accruals, reserves and charges to establish and take in respect of excess equipment write-off or write-down of various assets and other appropriate charges and accounting adjustments taking into account the parties' business plans following the Merger, as specified in each case in writing to Seller, based upon such consultation and as hereinafter provided.

              (c) Seller and Buyers shall consult and cooperate with each other with respect to determining the amount and the timing for recognizing for financial accounting purposes Seller's expenses of the Merger and the restructuring charges related to or to be incurred in connection with the Merger.

              (d) Subject to the language contained in Section 5.05(e) hereof, at the request of Mercantile, Seller shall (i) establish and take such reserves and accruals to conform Seller's loan, accrual and reserve policies to Mercantile's policies, (ii) establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments, and to recognize for various accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger, and (iii) effect such divestitures or otherwise implement such restructuring in respect of its investment securities portfolio to conform Seller's investment securities portfolio policies to Mercantile's policies, in the case of each of the foregoing at such times as are requested by Mercantile in a written notice to Seller.

              (e)  With respect to clauses (a) through (d) of this
          Section 5.05, it is the objective of Mercantile and Seller that such reserves, accruals, charges and divestitures, if any, to be taken shall be consistent with GAAP and taken only after the approval conditions set forth in Section 6.01(a) and 6.01(b) hereof have been satisfied or waived

          (except to the extent that any waiting period associated therewith may then have commenced but not expired) and Mercantile has informed Seller that it is not aware of any facts which would indicate that the other Closing conditions in Article VI hereof cannot be met at Closing.

              (f) No reserves, accruals or charges taken in accordance with Section 5.05(d) above may be a basis to assert a violation of a breach of a representation, warranty or covenant of Seller herein. Further, no such reserves, accruals or charges shall be taken into account for purposes of payments to be made under the Seller's bonus plan and contributions to be made under Seller's 401(K) plan for 1996.

          5.06     Environmental Reports.  Seller shall
                   ---------------------
provide to Buyers, as soon as reasonably practical, but not later than sixty (60) days after the date hereof, a report of a phase one environmental investigation by Environmental Operations, Inc. on all real property owned, leased or operated by Seller or any of Seller Subsidiaries as of the date hereof (but excluding space in retail and similar establishments leased by Seller for automatic teller machines or bank branch facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property) and within ten (10) days after the acquisition or lease of any real property acquired or leased by Seller or any of Seller Subsidiaries after the date hereof (but excluding space in retail and similar establishments leased by Seller for automatic teller machines or bank branch facilities where the space leased comprises less that 20% of the total space leased to all tenants of such property). If required by the phase one investigation, in Buyers' reasonable opinion, Seller shall provide to Buyers a report of a phase two investigation by Environmental Operations, Inc. on properties requiring such additional study. Buyers shall have fifteen (15) business days from the receipt of any such phase two investigation report to notify Seller of any dissatisfaction with the contents of such report. Should the cost of taking all remedial or other corrective actions and measures (i) required by applicable law, or (ii) recommended or suggested by such report or reports or prudent in light of serious life, health or safety concerns, in the aggregate, exceed the sum of $250,000, as reasonably estimated by Environmental Operations, Inc., or if the cost of such actions and measures cannot be so reasonably estimated by Environmental Operations, Inc. to be such amount or less with any reasonable degree of certainty, Buyers shall have the right pursuant to Section 7.01(e) hereof, for a period of fifteen (15) business days following receipt of such estimate or indication that the cost of such actions and measures can not be so reasonably estimated, to terminate this Agreement, which shall be Buyers' sole remedy in such event. Notwithstanding the foregoing, if the Merger is not consummated for any reason other than on account of (i) a termination of this Agreement by Mercantile pursuant to Section 7.01(d) or 7.01(e) hereof or (ii) the termination of this Agreement by any party hereto pursuant to Section 7.01(c)(ii) hereof, then Mercantile shall promptly reimburse Seller for all of its out-of-pocket expenses incurred in obtaining the environmental investigations pursuant to this Section 5.06.


          5.07.    Agreements of Affiliates.  Set forth as
                   ------------------------
Schedule 5.07 is a list (which includes individual and
- -------------
beneficial ownership) of all persons whom Seller believes to be "affiliates" of Seller for purposes of Rule 145 under the Securities Act. Seller shall use its best efforts to cause each person who is identified as an "affiliate" in Schedule 5.07, as amended and supplemented, to deliver to Mercantile, on or prior to the last business day before the day on which the Effective Time occurs, a written agreement in substantially the form set forth as Exhibit B
                                                         ---------
to this Agreement providing that each such person will agree not to sell, pledge, transfer or otherwise dispose of any shares of Mercantile Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act. Prior to the Effective Time, and via letter, Seller shall amend and supplement Schedule 5.07. For purposes of this
                           -------------
Section 5.07, "affiliate" shall have the meaning ascribed to such term pursuant to Rule 144 under the Securities Act, which includes, but is not limited to, the following:

(i) any relative or spouse of an affiliate, or any relative of such spouse, any one of whom has the same home as the affiliate; (ii) any trust or estate in which such affiliate or any of the persons specified in clause (i) hereof collectively own 10 percent or more of the total beneficial interest or of which any of such persons serve as trustee, executor or in any similar capacity; or (iii) any corporation or organization (other than the Seller) in which an affiliate or any of the persons specified in clause (i) hereof are the beneficial owners collectively of 10 percent or more of any class of equity securities or 10 percent or more of the equity interest.

          5.08.    Expenses.  Each party hereto shall bear its
                   --------
own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger; provided, however, that any and all fees and expenses paid to Lewis, Rice & Fingersh and/or other legal counsel representing Seller in the transactions contemplated by this Agreement shall not exceed in the aggregate the amount of $50,000; and, provided, further that Buyers shall pay all printing and mailing expenses and filing fees associated with the Registration Statement, the Proxy Statement and regulatory applications.

          5.09.    Miscellaneous Agreements.
                   ------------------------

              (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its respective best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including, without limitation, using its respective best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Each party shall, and shall cause each of its respective Subsidiaries to, use its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or, in the opinion of Buyers, desirable for the consummation of the transactions contemplated by this Agreement.

              (b) Seller, prior to the Effective Time, shall (i) consult and cooperate with Buyers regarding the implementation of those policies and procedures established by Buyers for its governance and that of its Subsidiaries and not otherwise referenced in Section 5.05 hereof, including, without limitation, policies and procedures pertaining to the accounting, asset/liability management, audit, credit, human resources, treasury and legal functions, and (ii) at the reasonable request of Buyers, effective at or after the Effective Time, as directed by Buyers, conform Seller's existing policies and procedures in respect of such matters to Buyers' policies and procedures or, in the absence of any existing Seller policy or procedure regarding any such function, introduce Buyers' policies or procedures in respect thereof, unless to do so would cause Seller or any of the Seller Subsidiaries to be in violation of any law, rule or regulation of any Regulatory Authority having jurisdiction over Seller and/or the Seller Subsidiary affected thereby.

          5.10.    Employee Agreements and Benefits.
                   --------------------------------

              (a) Following the Effective Time, Buyers shall cause the Surviving Corporation to honor in accordance with their terms all employment, severance and other compensation contracts set forth on Schedule 2.11(b)
                                              ----------------
          between Seller, any of the Seller Subsidiaries, and any current or former director, officer, employee or agent thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Seller Employee Plans.

              (b) The provisions of the Seller Stock Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the Equity Securities of Seller or any of the Seller Subsidiaries shall be deleted and terminated as of the Effective Time, and Seller shall ensure that following the Effective Time no participant in any Seller Stock Plan shall have any right thereunder to acquire any Equity Securities of Seller or any of the Seller Subsidiaries.

              (c) Except as set forth in Section 5.10(b) hereof, the Seller Employee Plans shall not be terminated by reason of the Merger but shall continue thereafter as plans of the Surviving Corporation until such time as the employees of Seller and the Seller Subsidiaries are integrated into Mercantile's employee benefit plans that are available to other employees of Mercantile and its Subsidiaries, subject to the terms and conditions specified in such plans and to such changes therein as may be necessary to reflect the consummation of the Merger. Mercantile shall take such steps as are necessary or required to integrate the employees of Seller and the Seller Subsidiaries into Mercantile's employee benefit plans available to other employees of Mercantile and its Subsidiaries as soon as practicable after the Effective Time, with (i) full credit for prior service with Seller or any of the Seller Subsidiaries for purposes of vesting and eligibility for participation (but not benefit accruals under any defined benefit plan), and co-payments and deductibles, and (ii) waiver of all waiting periods and pre-existing condition exclusions or penalties.

          5.11.    Press Releases.  Except as may otherwise be
                   --------------
required by law, Seller and Buyer shall consult with each other as to the form and substance of any proposed press release to be issued by Seller or Buyer relating to this Agreement or any of the transactions contemplated hereby.

          5.12.    State Takeover Statutes.  Seller will take
                   -----------------------
all steps necessary to exempt the transactions contemplated by this Agreement and any agreement contemplated hereby from, and if necessary challenge the validity of, any applicable state takeover law.

          5.13.    Directors' and Officers' Indemnification.
                   ----------------------------------------
Mercantile agrees that the Merger shall not affect or diminish any of the duties and obligations of indemnification of Seller or any of the Seller Subsidiaries existing as of the Effective Time in favor of employees, agents, directors or officers of Seller or any of the Seller Subsidiaries arising by virtue of its or Articles of Incorporation or Association, as the case may be, charter or Bylaws in the form in effect at the date of this Agreement or arising by operation of law or arising by virtue of any contract, resolution or other agreement or document existing at the date of this Agreement, and such duties and obligations shall continue in full force and effect for so long as they would (but for the Merger) otherwise survive and continue in full force and effect. The indemnification obligations with respect to Seller referred to in the preceding sentence shall, by operation of law as a result of the Merger, be assumed by Merger Sub, as the Surviving Corporation in the Merger. If, after the Effective Time, the Surviving Corporation, FNBS or any other Subsidiary of Seller, or any of their respective successors or assigns: (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger; or (ii) shall transfer all or substantially all of its respective properties and assets to any individual, corporation or other entity, then and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation, FNBS or any other Subsidiary of Seller (as the case may be) shall assume all of the obligations set forth in this Section 5.13. If the Surviving Corporation, FNBS or any other Subsidiary of Seller (as the case may be) shall liquidate, dissolve or otherwise wind up its business, then Mercantile shall indemnify, defend and hold harmless each indemnified party to the same extent and on the same terms that the Surviving Corporation, FNBS or any other Subsidiary of Seller (as the case may be) was so obligated pursuant to this Section 5.13. To the extent that Seller's existing directors' and officers' liability insurance policy would provide coverage for any action or omission occurring prior to the Effective Time, Seller agrees to give proper notice to the insurance carrier and to Mercantile of a potential claim thereunder so as to preserve Seller's rights to such insurance coverage. Following the Effective Time, Mercantile shall provide those directors and officers of Seller and the Seller Subsidiaries who continue as directors and officers of Mercantile or any Mercantile subsidiaries with the same directors' and officers' liability insurance coverage, for the period following the Effective Time during which they remain so employed, that Mercantile provides to directors and officers of its other banking subsidiaries generally. Mercantile represents that the directors' and officers' liability insurance policy maintained by it provides for coverage of "prior acts" for directors and officers of entities acquired by Mercantile including Seller and the Seller Subsidiaries on and after the Effective Time.

          5.14.    Tax Opinion Certificates.  Seller shall use
                   ------------------------
its best efforts to cause such of its executive officers, directors and/or holders of one percent (1%) or more of the Seller Common Stock (including shares beneficially held) as may be requested by Thompson Coburn to timely execute and deliver to Thompson Coburn certificates substantially in the form of Exhibit A or
                                          ---------
Exhibit C hereto, as the case may be.
- ---------

          5.15     Divestiture of West Pointe Stock.  Prior to
                   --------------------------------
the Effective Time, Seller shall divest itself of its entire holding of the common stock, $8.00 par value, of West Pointe Bank and Trust Co. (Belleville, Illinois), and of any other securities of such issuer, either by (i) consummation of a cash sale or sales of all such securities at a fair market value price or prices per share approved by Mercantile (which approval shall not be unreasonably withheld) and, immediately prior to the Effective Time, a distribution of the after-tax proceeds of such sale to the shareholders of Seller, with Seller retaining an amount of such proceeds sufficient to fund all taxes accruing to Seller in connection with such sale, or (ii) consummation of a cash sale or sales of a portion of such securities at a fair market value price or prices approved by Mercantile (which approval shall not be unreasonably withheld), with all or a portion of such proceeds to be retained by Seller in the amount set forth below; and, immediately prior to the Effective Time, an in-kind distribution of the remaining portion of such securities to the shareholders of Seller (together with any sale proceeds in excess of the amount to be retained by Seller as set forth below), but such sale and distribution may be made only if such sale or sales would produce proceeds equal to or greater than the amount of all taxes that would have accrued to Seller if all such securities had been sold for cash at the fair market value per share approved by Mercantile. For purposes of determining the amount of sales proceeds to be retained by Seller under clauses (i) and (ii), as the case may be, each tax accruing to Seller in connection with a sale (or deemed sale) of such securities shall be deemed to accrue at its highest respective marginal rate applicable to Seller..


                           ARTICLE VI
                           ----------

                           CONDITIONS

          6.01.    Conditions to Each Party's Obligation to
                   ----------------------------------------
Effect the Merger.  The respective obligations of each party to
- -----------------
effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

              (a)  This Agreement shall have received the
          requisite approval of shareholders of Seller at the meeting of shareholders called pursuant to Section 5.03 of this Agreement.

              (b) All requisite approvals of this Agreement and the transactions contemplated hereby shall have been received from the Regulatory Authorities, and all waiting periods after such approvals required by law or regulation have been satisfied.

              (c) The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order.

              (d) Neither Seller nor Buyers shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

              (e) Each of Buyers and Seller shall have received from Thompson Coburn an opinion (which opinion shall not have been withdrawn at or prior to the Effective Time) reasonably satisfactory in form and substance to it to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code and to the effect that, as a result of the Merger, except with respect to fractional share interests and assuming that such Seller Common Stock is a capital asset in the hands of the holder thereof at the Effective Time,
          (i) holders of Seller Common Stock who receive solely Mercantile Common Stock in the Merger will not recognize gain or loss for federal income tax purposes on the receipt of such stock, (ii) holders of Seller Common Stock who receive Mercantile Common Stock and other property will recognize all gain realized, but only in accordance with the provisions and limitations of Section 356 of the Code, (iii) the basis of such Mercantile Common Stock will equal the basis of the Seller Common Stock for which it is exchanged (increased by any gain recognized and decreased by any cash received), and (iv) the holding period of such Mercantile Common Stock will include the holding period of the Seller Common Stock for which it is exchanged.

          6.02.    Conditions to Obligations of Seller to Effect
                   ---------------------------------------------
the Merger.  The obligations of Seller to effect the Merger shall
- ----------
be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

          (a) Representations and Warranties.  The
              ------------------------------
          representations and warranties of Buyers set forth in
          Article III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time, except (i) to the extent such representations and warranties are by their express provisions made as of a specified date, (ii) where the facts which caused the failure of any representation or warranty to be so true and correct have not resulted, and are not likely to result, in a Material Adverse Effect on Mercantile, and (iii) for the effect of transactions contemplated by this Agreement), and Seller shall have received a certificate of any Executive Vice President of Mercantile, signing solely in his capacity as an officer of Mercantile, to such effect.

              (b)  Performance of Obligations.  Buyers shall
                   --------------------------
          have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Seller shall have received a certificate of any Executive Vice President of Mercantile, signing solely in his capacity as an officer of Mercantile, to that effect.

              (c)  Permits, Authorizations, etc.  Buyers shall
                   -----------------------------
          have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation of the Merger.

              (d)  No Material Adverse Effect.  Since the date
                   --------------------------
          of this Agreement, there shall have been no Material
          Adverse Effect on Mercantile.

              (e)  Opinion of Counsel.  Mercantile shall have
                   ------------------
          delivered to Seller an opinion of Mercantile's counsel dated as of the Closing Date or a mutually agreeable earlier date in substantially the form set forth as Exhibit D to this Agreement.
          ---------

              (f)  No "Shares Acquisition Date" or "Distribution
              Date" (as such terms are defined in the Rights Agreement) shall have occurred under the Rights Agreement prior to the Effective Time.

              (g) Mercantile shall have received approval from the NYSE of its Subsequent Listing Application relating to the shares of Mercantile Common Stock to be issued in the Merger.

          6.03.    Conditions to Obligations of Buyers to Effect
                   ---------------------------------------------
the Merger.  The obligations of Buyers to effect the Merger shall
- ----------
be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

              (a)  Representations and Warranties.  The
                   ------------------------------
          representations and warranties of Seller set forth in
          Article II of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time, except (i) to the extent such representations and warranties are by their express provisions made as of a specific date, (ii) where the facts which caused the failure of any representation or warranty to be so true and correct have not resulted, and are not likely to result, in a Material Adverse Effect on Seller, and (iii) for the effect of transactions contemplated by this Agreement) and Buyers shall have received a certificate of the President and the Chief Financial Officer of Seller, signing solely in their capacities as officers of Seller, to such effect.

              (b)  Performance of Obligations.  Seller shall
                   --------------------------
          have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Buyers shall have received a certificate of the President and the Chief Financial Officer of Seller signing solely in their capacities as officers of Seller, to that effect.

              (c)  Permits, Authorizations, etc.  Seller shall
                   -----------------------------
          have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation by it of the Merger.

              (d)  No Material Adverse Effect.  Since the date
                   --------------------------
          of this Agreement, there shall have been no Material
          Adverse Effect on Seller.

              (e)  Opinion of Counsel.  Seller shall have
                   ------------------
          delivered to Buyers an opinion of Seller's counsel dated as of the Closing Date or a mutually agreeable earlier date in substantially the form set forth as Exhibit E
                                                      ---------
          to this Agreement.

              (f)  Divestiture of West Pointe Stock.  Seller
                   --------------------------------
          shall have divested itself of its ownership of all securities issued by West Pointe Bank & Trust Company, pursuant to Section 5.15 hereof.


                           ARTICLE VII
                           -----------

                TERMINATION, AMENDMENT AND WAIVER

          7.01.    Termination.  This Agreement may be
                   -----------
terminated at any time prior to the Effective Time, whether before or after approval by Seller's shareholders:

              (a) by mutual consent by the Executive Committee of the Board of Directors of Mercantile and by the Board of Directors of Seller;

              (b) by the Executive Committee of the Board of Directors of Mercantile or the Board of Directors of Seller at any time after July 1, 1997 if the Merger shall not theretofore have been consummated (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein);

              (c) by the Executive Committee of the Board of Directors of Mercantile or the Board of Directors of Seller if (i) the Federal Reserve Board or any other federal and/or state Regulatory Authority whose approval is required for the consummation of the transactions contemplated hereby has denied approval of the Merger and such denial has become final and nonappealable or (ii) the shareholders of Seller shall not have approved this Agreement at the meeting referred to in Section 5.03;

              (d) by the Executive Committee of the Board of Directors of Mercantile, on the one hand, or by the Board of Directors of Seller, on the other hand, in the event of a breach by the other party to this Agreement of any representation, warranty or agreement contained herein, which breach is not cured within 30 days after written notice thereof is given to the breaching party by the non-breaching party or is not waived by the non-breaching party during such period; or

              (e) by the Executive Committee of the Board of Directors of Mercantile pursuant to and in accordance with the provisions of Section 5.06 hereof.

          7.02.    Effect of Termination.  In the event of
                   ---------------------
termination of this Agreement as provided in Section 7.01 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of Buyers or Seller or their respective officers or directors except as set forth in the second sentence of
Section 5.01 and in Sections 5.08 and 8.02, and except that no termination of this Agreement pursuant to Section 7.01(d) shall relieve the breaching party of any liability to the non-breaching party hereto arising from the intentional, deliberate and willful non-performance of any covenant contained herein, after giving notice to such breaching party and an opportunity to cure as set forth in Section 7.01(d).

          7.03.    Amendment.  This Agreement, the Exhibits
                   ---------
and the Schedules hereto may be amended by the parties hereto, by action taken by or on behalf of the Executive Committee of the Board of Directors of Mercantile and the respective Boards of Directors of Merger Sub or Seller, at any time before or after approval of this Agreement by the shareholders of Seller; provided, however, that after any such approval by the shareholders of Seller no such modification shall (A) alter or change the amount or kind of Merger Consideration to be received by shareholders of Seller as provided in this Agreement or (B) adversely affect the tax treatment to shareholders of Seller as a result of the receipt of the Merger Consideration. This Agreement, the Exhibits and the Schedules hereto may not be amended except by an instrument in writing signed on behalf of each of Buyers and Seller.

          7.04.    Waiver.  Any term, condition or provision
                   ------
of this Agreement may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.

                          ARTICLE VIII
                          ------------

                       GENERAL PROVISIONS

          8.01.    Non-Survival of Representations, Warranties
                   -------------------------------------------
and Agreements.  No investigation by the parties hereto made
- --------------
heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. Except as set forth below in this Section 8.01, all representations, warranties and agreements in this Agreement of Buyers and Seller or in any instrument delivered by Buyers or Seller pursuant to or in connection with this Agreement shall expire at the Effective Time or upon termination of this Agreement in accordance with its terms. In the event of consummation of the Merger, the agreements contained in or referred to in Sections 1.07 through 1.14, 5.02(b), 5.07, 5.08, 5.10, 5.13, 5.14 and 8.02 shall survive the Effective Time. In the event of termination of this Agreement in accordance with its terms, the agreements contained in or referred to in the second sentence of Section 5.01 and Sections 5.08, 7.02 and 8.02 shall survive such termination.

          8.02.    Indemnification.  Buyers and Seller
                   ---------------
(hereinafter, in such capacity being referred to as the "Indemnifying Party") agree to indemnify and hold harmless each other and their officers, directors and controlling persons (each such other party being hereinafter referred to, individually and/or collectively, as the "Indemnified Party") against any and all losses, claims, damages or liabilities, joint or several, to which the Indemnified Party may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof): (a) arise primarily out of any information furnished to the Indemnified Party by the Indemnifying Party, or are based primarily upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Proxy Statement, or in any amendment thereof or supplement thereto, and provided for inclusion thereof by the Indemnifying Party or (b) arise primarily out of or are based primarily upon the omission or alleged omission by the Indemnifying Party to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

          8.03.    No Assignment; Successors and Assigns.
                   -------------------------------------
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but neither this Agreement nor any right or obligation set forth in any provision hereof may be transferred or assigned by any party hereto without the prior written consent of the other party, and any purported transfer or assignment in violation of this Section 8.03 shall be void and of no effect. There shall not be any third party beneficiaries of any provisions hereof except for Sections 1.07, 1.08, 1.09, 5.08, 5.10, 5.13 and 8.02, which may be enforced against Buyers or Seller by the parties therein identified.

          8.04.    No Implied Waiver.  No failure or delay on
                   -----------------
the part of either party hereto to exercise any right, power or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          8.05.    Headings.  Article, section, subsection and
                   --------
paragraph titles, captions and headings herein are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent or meaning of any provision hereof.

          8.06.    Entire Agreement.  This Agreement, the
                   ----------------
Exhibits and the Schedules hereto constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior negotiations, representations, warranties, commitments, offers, letters of interest or intent, proposal letters, contracts, writings or other agreements or understandings, whether written or oral, with respect thereto.

          8.07.    Counterparts.  This Agreement may be
                   ------------
executed in one or more counterparts, and any party to this Agreement may execute and deliver this Agreement by executing and delivering any of such counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

          8.08.    Notices. All notices and other
                   -------
communications hereunder shall be in writing and shall be deemed to be duly received (i) on the date given if delivered personally or
(ii) upon confirmation of receipt, if by facsimile transmission or
(iii) on the date received if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (i)   if to Buyers:
                  Mercantile Bancorporation Inc.
                  Mercantile Tower
                  P.O. Box 524
                  St. Louis, Missouri  63166-0524
                  Attention:  John W. Rowe
                             Executive Vice President
                             Mercantile Bank of St. Louis
                             National Association
                  Telecopy:      (314) 425-2752

                Copies to:
                  Mercantile Bancorporation Inc.
                  Mercantile Tower
                  P.O. Box 524
                  St. Louis, Missouri  63166-0524
                  Attention:  Jon W. Bilstrom, Esq.
                             General Counsel and Secretary
                  Telecopy:  (314) 425-1386

                and
                  Thompson Coburn
                  One Mercantile Center
                  St. Louis, Missouri  63101

                  Attention:  Robert M. LaRose, Esq.
                  Telecopy:  (314) 552-7000

          (ii)  if to Seller:
                  First Financial Corporation of America
                  403 North Jackson Street
                  Salem, Missouri  65560
                  Attention:     Gerald W. Craig
                  Telecopy:  (573) 729-7393

                Copies to:
                  Lewis, Rice & Fingersh
                  500 N. Broadway, Suite 2000
                  St. Louis, MO   63102
                  Attention:     Thomas C. Erb
                  Telecopy:  (314) 444-7788

          8.09.    Severability.  Any term, provision,
                   ------------
covenant or restriction contained in this Agreement held by a court or a Regulatory Authority of competent jurisdiction to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

          8.10.    Governing Law. This Agreement shall be
                   -------------
governed by and controlled as to validity, enforcement, interpretation, effect and in all other respects by the internal laws of the State of Missouri.

          IN WITNESS WHEREOF, Buyers and Seller have caused this Agreement to be signed and, by such signature, acknowledged by their respective officers thereunto duly authorized, and such signatures to be attested to by their respective officers thereunto duly authorized, all as of the date first above written.

                                   "BUYERS"

                                   MERCANTILE BANCORPORATION INC.
ATTEST:


/s/ David W. Grant                     By: /s/ John W. Rowe
- --------------------------------          -----------------------------------
                                             John W. Rowe
                                             Executive Vice President
                                             Mercantile Bank of St.
                                             Louis National Association,
                                             Authorized Officer


                                       AMERIBANC, INC.
ATTEST:


/s/ David W. Grant                     By: /s/ John W. Rowe
- --------------------------------          -----------------------------------

                                             John W. Rowe
                                             Vice President


                                       "SELLER"

                                       FIRST FINANCIAL CORPORATION OF AMERICA
ATTEST:


/s/ Gerald W. Craig                    By: /s/ Farris L. Craig
- --------------------------------          -----------------------------------

                                             Farris L. Craig
                                             Chairman



                                       By: /s/ W. Charles Whitmire
                                          -----------------------------------

                                             W. Charles Whitmire
                                             President